                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED

                              INVESTMENT AGREEMENT

                                   dated as of

                                September 5, 2003

                                      among

                          U.N. HOLDINGS (CAYMAN), LTD.,

                          VIGILANT INTERNATIONAL, LTD.,

                   U.N. HOLDINGS II, INC., U.N. HOLDINGS LLC,

                               U.N. HOLDINGS INC.,

                        WIND RIVER INVESTMENT CORPORATION

                                       and

                        THOSE TRUSTS LISTED ON SCHEDULE A

                                TABLE OF CONTENTS

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                                    ARTICLE 1

                                   DEFINITIONS

Section 1.01        Definitions...............................................................................     2

                                    ARTICLE 2

                         PURCHASE, SALE AND CONTRIBUTION

Section 2.01        The Transactions..........................................................................    10
Section 2.02        Closing...................................................................................    11

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF

                            WIND RIVER AND THE TRUSTS

Section 3.01        Organization, Good Standing and Qualification.............................................    13
Section 3.02        Corporate Authorization; Approvals........................................................    13
Section 3.03        Noncontravention..........................................................................    14
Section 3.04        Capital Structure.........................................................................    14
Section 3.05        Subsidiaries..............................................................................    15
Section 3.06        Other Equity Interests....................................................................    15
Section 3.07        Governmental Authorization................................................................    15
Section 3.08        Financial Statements; Undisclosed Liabilities.............................................    16
Section 3.09        Regulatory Reports........................................................................    17
Section 3.10        Absence of Certain Changes................................................................    17
Section 3.11        Compliance with Laws; Permits.............................................................    18
Section 3.12        Litigation................................................................................    19
Section 3.13        Employee Benefits.........................................................................    20
Section 3.14        Labor.....................................................................................    22
Section 3.15        Employees.................................................................................    22
Section 3.16        Taxes.....................................................................................    23
Section 3.17        Intellectual Property; Data Security......................................................    25
Section 3.18        Brokers and Finders.......................................................................    26
Section 3.19        Actuarial Analyses........................................................................    26
Section 3.20        Material Contracts........................................................................    26
Section 3.21        Risk Management...........................................................................    27
Section 3.22        Derivatives...............................................................................    27
Section 3.23        Insurance Coverage........................................................................    27
Section 3.24        Records...................................................................................    28
Section 3.25        Properties................................................................................    28
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                                       -i-

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Section 3.26        Environmental Matters.....................................................................    28
Section 3.27        Investments...............................................................................    29
Section 3.28        Reinsurance Agreements....................................................................    29
Section 3.29        Insurance Brokers.........................................................................    29
Section 3.30        Disclosure................................................................................    30

                                    ARTICLE 4

                   REPRESENTATION AND WARRANTIES OF THE TRUSTS

Section 4.01        Organization..............................................................................    30
Section 4.02        Authorization; Approvals..................................................................    30
Section 4.03        Noncontravention..........................................................................    30
Section 4.04        Governmental Authorization................................................................    30
Section 4.05        Ownership of Wind River Common Stock......................................................    30

                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF CAYMAN PURCHASER,
                     PARENT, U.S. PURCHASER AND THE COMPANY

Section 5.01        Organization..............................................................................    31
Section 5.02        Authorization; Approvals..................................................................    31
Section 5.03        Noncontravention..........................................................................    31
Section 5.04        Governmental Authorization................................................................    32
Section 5.05        Purchase for Investment...................................................................    32
Section 5.06        No Inducement or Reliance; Forecasts and Projections......................................    32
Section 5.07        Brokers and Finders.......................................................................    33
Section 5.08        Ownership of Parent; No Prior Activities..................................................    33

                                    ARTICLE 6

                     COVENANTS OF WIND RIVER AND THE TRUSTS

Section 6.01        Conduct of Business.......................................................................    34
Section 6.02        Access to Information.....................................................................    37
Section 6.03        Notices of Certain Events.................................................................    38
Section 6.04        Resignations..............................................................................    38
Section 6.05        Nonsolicitation...........................................................................    38
Section 6.06        Intercompany Accounts.....................................................................    39
Section 6.07        Covenant Not to Compete; Nonsolicitation of Employees.....................................    39
Section 6.08        Adjustment of Principal of Senior Notes...................................................    40
Section 6.09        Certain Employee Benefits.................................................................    40
Section 6.10        Non-Marketable Securities.................................................................    40
Section 6.11        Data Security.............................................................................    41
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                                      -ii-

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                                    ARTICLE 7

                     COVENANTS OF CAYMAN PURCHASER, PARENT,
                         U.S. PURCHASER AND THE COMPANY

Section 7.01        Confidentiality...........................................................................    41
Section 7.02        Directors' and Officers' Indemnification and Insurance....................................    42
Section 7.03        Notices of Certain Events.................................................................    42
Section 7.04        Observer Rights...........................................................................    43

                                    ARTICLE 8

                                MUTUAL COVENANTS

Section 8.01        Maintenance and Preservation of Records...................................................    43
Section 8.02        Regulatory and Other Authorizations.......................................................    43
Section 8.03        Further Assurances........................................................................    44
Section 8.04        Employee Benefit Matters..................................................................    44

                                    ARTICLE 9

                                   TAX MATTERS

Section 9.01        Indemnification by the Trusts.............................................................    46
Section 9.02        Filing of Tax Returns.....................................................................    47
Section 9.03        Tax Refunds...............................................................................    47
Section 9.04        Cooperation...............................................................................    48
Section 9.05        Contests..................................................................................    48
Section 9.06        Coordination..............................................................................    49
Section 9.07        Miscellaneous.............................................................................    50
Section 9.08        No Election under Section 338(h)(10)......................................................    50

                                   ARTICLE 10

                                   CONDITIONS

Section 10.01       Mutual Conditions.........................................................................    50
Section 10.02       Conditions to Obligations of Cayman Purchaser, Parent,
                    U.S. Purchaser and the Company............................................................    50
Section 10.03       Conditions to Obligations of Wind River and the Trusts....................................    52
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                                     -iii-

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                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

Section 11.01       Survival..................................................................................    52
Section 11.02       Indemnification...........................................................................    53
Section 11.03       Procedures................................................................................    54
Section 11.04       Calculation of Damages....................................................................    55
Section 11.05       Exclusivity...............................................................................    55
Section 11.06       Trust Arrangements........................................................................    56

                                   ARTICLE 12

                                   TERMINATION

Section 12.01       Grounds for Termination...................................................................    56
Section 12.02       Effect of Termination.....................................................................    57

                                   ARTICLE 13

                                  MISCELLANEOUS

Section 13.01       Notices...................................................................................    57
Section 13.02       Amendments and Waivers....................................................................    58
Section 13.03       Expenses..................................................................................    58
Section 13.04       Successors and Assigns....................................................................    58
Section 13.05       Governing Law.............................................................................    58
Section 13.06       Jurisdiction..............................................................................    59
Section 13.07       WAIVER OF JURY TRIAL......................................................................    59
Section 13.08       Counterparts; Third Party Beneficiaries...................................................    59
Section 13.09       Entire Agreement..........................................................................    59
Section 13.10       Captions..................................................................................    59
Section 13.11       Specific Performance......................................................................    59
Section 13.12       Severability..............................................................................    59
Section 13.13       Publicity.................................................................................    60
Section 13.14       Trustees..................................................................................    60
Section 13.15       Waiver of Conflict........................................................................    60
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SCHEDULES

SCHEDULE A        --       The Trusts
SCHEDULE B        --       Obligors
SCHEDULE C        --       Knowledge Individuals
SCHEDULE D        --       Regulatory Approvals
SCHEDULE E        --       Certificate Officers

EXHIBITS

EXHIBIT 1         --       Form of Employment Agreement
EXHIBIT 2         --       Form of Deed of Guaranty
EXHIBIT 3         --       Form of Management Agreement
EXHIBIT 4         --       Terms of Parent Preferred Shares
EXHIBIT 5         --       Form of Senior Note
EXHIBIT 6         --       Form of Shareholders Agreement

                  AMENDED AND RESTATED INVESTMENT AGREEMENT dated as of September 5, 2003, among U.N. HOLDINGS (CAYMAN), LTD., an exempted company formed with limited liability under the laws of the Cayman Islands ("Cayman Purchaser"), VIGILANT INTERNATIONAL, LTD., an exempted company formed with limited liability under the laws of the Cayman Islands ("Parent"), U.N. HOLDINGS II, INC., a Delaware corporation ("U.S. Purchaser"), U.N. HOLDINGS LLC, a Delaware limited liability company ("U.N. Holdings LLC"), U.N. HOLDINGS INC., a Delaware corporation (the "Company"), WIND RIVER INVESTMENT CORPORATION, a Delaware corporation ("Wind River"), and those trusts set forth on Schedule A (the "Trusts").

                              W I T N E S S E T H :

                  WHEREAS, U.N. Holdings LLC, the Company, Wind River and the Trusts entered into that certain Investment Agreement, dated as of May 1, 2003, as amended May 30, 2003, August 7, 2003 and August 26, 2003 (the "Original Investment Agreement"), and the parties hereto desire that this Agreement amend and restate the Original Investment Agreement in its entirety;

                  WHEREAS, U.N. Holdings LLC acknowledges that as a result of this Agreement, it will not be a party to the Transactions (as defined below) as contemplated by the Original Investment Agreement;

                  WHEREAS, the Trusts own all of the issued and outstanding capital stock of Wind River;

                  WHEREAS, the Company is a direct wholly-owned subsidiary of U.S. Purchaser and U.S. Purchaser is an indirect wholly-owned subsidiary of Parent;

                  WHEREAS, Cayman Purchaser, Parent, U.S. Purchaser, the Company, Wind River and the Trusts desire to enter into a transaction in which, among other things (a) Cayman Purchaser shall purchase from Parent and Parent shall sell to Cayman Purchaser an aggregate of 9,985,000 Parent Class B Common Shares (as defined below) and an aggregate of 14,000,000 Parent Preferred Shares (as defined below) for aggregate consideration of $239,850,000 in cash, (b) the Trusts shall contribute an aggregate of 42.946470 shares of Wind River Common Stock (as defined below) to the Company for 200,000 shares of Company Common Stock (as defined below), (c) the Trusts shall contribute an aggregate of
25.767883 shares of Wind River Common Stock to Parent in exchange for 2,500,000 Parent Class A Common Shares and 3,500,000 Parent Preferred Shares, (d) Parent shall contribute (or shall cause its direct and indirect subsidiaries to contribute) 25.767883 shares of Wind River Common Stock to the Company, (e) Parent shall cause U.S. Purchaser to be capitalized with at least $197,500,000 in cash, such capitalization to be effected in such manner as Parent shall determine, (f) U.S. Purchaser shall purchase from the Company and the Company shall sell to U.S. Purchaser 194,999 shares of Company Common Stock for aggregate consideration of $97,499,500 in cash, (g) U.S. Purchaser shall purchase from the Trusts and the Trusts shall sell to U.S. Purchaser 200,000 shares of Company Common Stock for aggregate consideration of $100,000,000 in cash and (h) Wind River shall redeem 31.285647 shares of Wind River Common Stock held by the Trusts in exchange for the Senior Notes (as defined below), in each case, upon the terms and subject to the conditions set forth below.

                  NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

                  Section 1.01 Definitions. (a) As used in this Agreement, the following terms have the following meanings:

                  "Action" means any complaint, claim, prosecution, indictment, action, suit, arbitration or proceeding by or before any Governmental Authority.

                  "Adjusted Statutory Surplus of UNIC" means, as of any date, the statutory surplus of UNIC as would be reflected on a balance sheet of UNIC as of such date prepared in accordance with SAP; provided, however, that, for purposes of calculating statutory surplus: (i) the sum of the amounts of unrealized gains and losses and realized gains and losses associated with unaffiliated equity securities for the period from January 1, 2003 through the date of such balance sheet shall be added back to or subtracted from, as appropriate, such statutory surplus; (ii) any reduction in statutory surplus since December 31, 2002 resulting from uncollectible or potentially uncollectible reinsurance recoverables shall be disregarded; provided, however, that the maximum reduction that shall be disregarded under this clause (ii) shall be $7.5 million and any amounts over $7.5 million shall not be disregarded and (iii) such statutory surplus shall be increased by an amount equal to $9,652,000.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

                  "Agreement" means this Amended and Restated Investment Agreement, together with all Schedules and Exhibits.

                  "AIA" means American Insurance Adjustment Agency, Inc., a Pennsylvania corporation.

                  "AIS" means American Insurance Service, Inc., a Pennsylvania corporation.

                  "AMC Group" means The AMC Group, L.P., a Pennsylvania limited partnership.

                  "AMCD" means American Manufacturing Corporation, a Delaware corporation.

                  "AMCP" means American Manufacturing Corporation, a Pennsylvania corporation.

                  "Balance Sheet" means the unaudited consolidated balance sheet of AIS and the other Subsidiaries of Wind River as of the Balance Sheet Date included in the GAAP Financial Statements.

                  "Balance Sheet Date" means December 31, 2002.

                  "Barbados Insurance Company" means Wind River Insurance Company (Barbados) Ltd., a Barbados exempt insurance company.

                  "Closing Agreement" means a written and legally binding agreement with a Tax Authority relating to Taxes.

                  "Closing Date" means the date of the Closing; provided, that the Closing shall be deemed to be effective as of 11:59 p.m., Eastern Daylight Time, on the Closing Date.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company Common Stock" means the common stock, par value $0.01, of the Company.

                  "Contract" means any agreement, lease, contract, license, note, mortgage, indenture, arrangement or obligation, whether written or oral, in each case, excluding policies of insurance, contracts of reinsurance or retrocessional agreements issued or entered into by one or more of the Subsidiaries.

                  "Deed of Guaranty" means a Deed of Guaranty to be executed by Parent and the Trusts, in substantially the form of Exhibit 2.

                  "Disclosure Letter" means the Disclosure Letter, dated as of the date of the Original Investment Agreement, delivered by Wind River and the Trusts to U.N. Holdings LLC and the Company, and appended to, and forming a part of, this Agreement.

                  "DSIC" means Diamond State Insurance Company, an Indiana corporation.

                  "Employee Plan" means any Plan that (i) is sponsored, entered into, maintained, administered or contributed to, as the case may be, by Wind River or any of its Subsidiaries or (ii) covers any current or former employee, officer or director of Wind River or any of its Subsidiaries with respect to service for Wind River or any of its Subsidiaries.

                  "Employment Agreements" means the employment agreements, by and between Wind River or one of its Subsidiaries and Seth D. Freudberg, Richard
S. March, Robert Cohen, William F. Schmidt, Kevin L. Tate and Jonathan P. Ritz substantially in the form of Exhibit 1.

                  "Environmental Laws" means all Laws that have as their purpose or that pertain to the protection of the environment (both indoors and outdoors), or the regulation of any Hazardous Substances, including: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; (iii) the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. Section 2601 et seq.; (iv) the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251 et seq.; (v) the Clean Air Act, 42 U.S.C. Section 7401 et seq.;
(vi) the Superfund Amendments and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613; (vii) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; and (viii) all regulations promulgated in connection with any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliates" means Wind River, its Subsidiaries and any other entity that is, or was at the relevant time, (i) treated as a single employer under Section 414 of the Code with Wind River or any of its Subsidiaries or (ii) a member of the same "controlled group" as Wind River or any of its Subsidiaries, pursuant to Section 4001(a)(14) of ERISA.

                  "Financial Statements" means the GAAP Financial Statements, the Wind River Financial Statements and the SAP Financial Statements.

                  "Fox Paine" means Fox Paine & Company, LLC, a Delaware limited liability company.

                  "GAAP" means U.S. generally accepted accounting principles, consistently applied.

                  "Governmental Authority" means any U.S. or non-U.S. governmental or regulatory authority, agency, court, commission, tribunal, body or other governmental, quasi-governmental, regulatory or self-regulatory entity, including any state insurance department or insurance or consumer finance regulatory agency, in each case, of competent jurisdiction.

                  "Hazardous Substances" means any waste, emission, material or substance (including gases, liquids and solids) defined or identified as toxic, hazardous or dangerous in (or for the purposes of), or that is regulated under, any Environmental Law, including asbestos, asbestos-containing materials, radon gas, urea formaldehyde foam insulation, polychlorinated biphenyls, and oil or petroleum products and by-products.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "IRS" means the Internal Revenue Service of the United States.

                  "IUI" means International Underwriters, Inc., a Pennsylvania corporation.

                  "J.H. Ferguson" means J.H. Ferguson & Associates, LLC, an Illinois limited liability company.

                  "knowledge of Wind River", "Wind River's knowledge" or any other similar knowledge qualification means the actual knowledge of those individuals set forth on Schedule C after due inquiry.

                  "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, title defect, easement, tenancy, right-of-way, license, use restriction, claim, hypothecation, assignment, preemptive right, option, right of first refusal, right of first offer, right of consent, restrictive covenant or other right, title or interest of any Person, in any such case relating to such property or asset.

                  "Little Round Top" means Little Round Top, Inc., a Pennsylvania corporation.

                  "Loyalty" means Loyalty Insurance Company, Inc., a Barbados corporation.

                  "Management Agreement" means the Management Agreement, by and among Fox Paine, AMC Group and Parent, substantially in the form of Exhibit 3.

                  "Material Adverse Change" means the occurrence of any event, incident or occurrence, or the existence of any circumstance or set of facts, that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or prospects of Wind River and its Subsidiaries taken as a whole, except any such effect resulting solely from or arising solely in connection with (i) changes in United States economic, regulatory or political conditions generally, including acts of war or terrorism, (ii) any event, incident or occurrence affecting the property and casualty insurance and reinsurance industry generally that, in the case of each of clause (i) and (ii), does not disproportionately affect Wind River and its Subsidiaries relative to other similarly situated businesses, (iii) the occurrence of any event, incident or occurrence that is specifically contemplated by, or that is directly related to the satisfaction of, the conditions to Closing set forth in Sections 10.02(h), (i), (k), (l) or (m) but that does not cause the condition set forth in such Section to not be satisfied or (iv) the result of the review of the reserves for claims and claims expenses of the Insurance Companies contemplated by Section 6.08(a) of the Original Investment Agreement or any event, incident or occurrence related to the recovery of amounts due from Obligors.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 3(37) of ERISA.

                  "Multiple Employer Plan" means a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA.

                  "Non-Marketable Securities" means the interests in Murphy & Partners Fund, L.P., Grotech Partners, L.P., Co-Investment Fund, Liberty Associated & Partners, Bueurk, Craig, Victor LLC and Zon Capital Partners held in the Investment Assets and the notes receivable from 181 Properties, L.P. and AMC Group.

                  "Obligors" means those obligors of Wind River or its Subsidiaries set forth on Schedule B.

                  "Parent Class A Common Shares" means the Class A Common Shares, par value $0.0001 per share, of Parent.

                  "Parent Class B Common Shares" means the Class B Common Shares, par value $0.0001 per share, of Parent.

                  "Parent Preferred Shares" means the Series A Preferred Shares, par value $0.0001 per share, of Parent, the rights and preferences of which are set forth in the resolutions of the Parent's Board of Directors included in
Exhibit 4.

                  "Parent Shares" means Parent Class A Common Shares, the Parent Class B Common Shares and Parent Preferred Shares.

                  "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

                  "Plan" means any employment, severance or similar contract, agreement or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits).

                  "Post-Closing Tax Period" means any taxable period beginning after the Closing Date; and, with respect to a taxable period that begins on or before the Closing Date and ends thereafter, the portion of such taxable period beginning after the Closing Date.

                  "Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date; and, with respect to a taxable period that begins on or before the Closing Date and ends thereafter, the portion of such taxable period ending on and including the Closing Date.

                  "Property Taxes" means Taxes imposed on a periodic basis with respect to the assets of Wind River or any of its Subsidiaries, or otherwise measured by the level of any asset, including real, personal and intangible ad valorem property taxes.

                  "Records" means all books and records of Wind River and its Subsidiaries, including all accounting (including accounting work papers), financial reporting, tax, business, marketing, environmental, legal, corporate and other files, documents, instruments and papers, whether originals, copies (including computer generated, recorded or stored records) or otherwise, customer lists, lists of insurance producers, insurance producer information (including producer records), policy information, policyholder information, insurance policy forms, rate filing information, rating plans, claim records, sales records, underwriting records, advertising and promotional materials, financial statements, budgets, projections, financial, tax and accounting records, personnel records, compliance records, ledgers, journals, deeds, legal documents, title policies, manuals, minute books, stock certificates and books, stock transfer ledgers, contracts, franchises, permits, licenses, reports, management information systems, computer tapes, discs and other files, retrieval programs, operating data or plans and environmental studies or plans.

                  "Senior Note Adjustment Base Amount" means an amount equal to
(i) the sum of (a) the amount of all recoverables on paid losses outstanding as of December 31, 2002, plus (b) all additional amounts recoverable after December 31, 2002 for, including but not limited to, paid losses, paid loss adjustment expenses, returned premium and commission payable, in each case, from Obligors under agreements between Wind River or any of its Subsidiaries and the Obligors, minus (ii) $50 million.

                  "Senior Notes" means the Senior Notes issued by Wind River to the Trusts, each substantially in the form of Exhibit 5.

                  "Shareholders Agreement" means the Shareholders Agreement, by and among Cayman Purchaser, Parent and the Trusts, substantially in the form of
Exhibit 6.

                  "Spin-Offs" means, collectively, (i) the distribution by AMCD of all the outstanding shares of AIS to the sole shareholder of AMCD, AMCP and
(ii) the distribution by AMCP of all the outstanding shares of AIS to the shareholders of AMCP, in each case, that occurred in 1997.

                  "Subsidiary" means any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly beneficially owned by Wind River, including AIS, UNIC, DSIC, UNCIC, UNSIC, J.H. Ferguson, AIA, Unity, IUI, Loyalty and Deale, LLC, but excluding Little Round Top.

                  "Tax Authority" means the IRS and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes.

                  "Tax Claim" means any claim with respect to Taxes made by any Tax Authority that, if pursued successfully, would reasonably be expected to serve as the basis for a claim for indemnification under Article 9.

                  "Tax Detriment" means an increase in liability for Taxes for any taxable period, or a reduction of (i) a refund for Taxes for any taxable period or (ii) any other Tax attribute of a Person that could have reduced that Person's or an Affiliate of that Person's liability for Taxes for any taxable period, in each case, when and as actually realized through an increase of Taxes otherwise due and net of any offsetting Tax benefit actually realized through a reduction of Taxes otherwise due.

                  "Taxes," with respect to any Person means (i) all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security, unemployment, use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental, customs duties, capital stock, profits, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any Tax Authority and any interest, penalties, or additions to tax attributable thereto, (ii) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in clause (i) of this definition, and (iii) any liability of such Person for the payment of any amounts of the type described in clause (i) as a result of any express or implied obligation to indemnify any other Person other than Cayman Purchaser or its Affiliates.

                  "Tax Return" means any return, report, form or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

                  "Title IV Plan" means a Plan subject to Title IV of ERISA,
Section 302 of ERISA, or Section 412 or 4971 of the Code, that is sponsored or maintained by any of the ERISA Affiliates, or to which any of the ERISA Affiliates contributes or is obligated to contribute.

                  "Transactions" means the transactions contemplated by this Agreement, including the execution, delivery and performance of the Deed of Guaranty, the Management Agreement and the Shareholders Agreement.

                  "UNCIC" means United National Casualty Insurance Company, an Indiana corporation.

                  "UNIC" means United National Insurance Company, a Pennsylvania corporation.

                  "Unity" means Unity Risk Partners Insurance Services, Inc., a California corporation.

                  "UNSIC" means United National Specialty Insurance Company, Inc., a Wisconsin corporation.

                  "Updated Disclosure Letters" means (1) a letter dated May 28, 2003 from Thomas E. Wood of Drinker Biddle & Reath LLP sent to Saul A. Fox of U.N. Holdings LLC and the Company and Elliott V. Stein and Mitchell S. Presser of Wachtell, Lipton, Rosen & Katz, which provided supplemental disclosure to the Disclosure Letter, and (2) a letter dated August 13, 2003 from Timothy J. Dwyer of Wind River sent to Saul A. Fox of U.N. Holdings LLC and the Company and Elliott V. Stein and Mitchell S. Presser of Wachtell, Lipton, Rosen & Katz, which provided an update to the disclosure under item 13 of Section 3.12 of the Disclosure Letter.

                  "Wind River Common Stock" means the common stock, par value $1.00, of Wind River.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal, as those terms are defined in
Part I of Subtitle E of Title IV of ERISA, from such Multiemployer Plan.

                  "WWW Litigation" means Bank of America, N.A. v. Diamond State Ins. Co. (S.D.N.Y., 01 CV 0645 (LMM) (GWG)), Diamond State Ins. Co. v. Partner Reinsurance Co. of the United States, Third Party Defendant (referred to arbitration for consolidation with the Arbitration between the United National Ins. Group and Partner Reinsurance Co., Ltd.) (S.D.N.Y., 01 CV 0645 (LMM)
(GWG)), Diamond State Ins. Co. v. Worldwide Weather Trading Co., LLC (S.D.N.Y., 01 CV 2900 (LMM) (GWG)), and Arbitration Between United National Ins. Group and Partner Reinsurance Co., Ltd. (Arbitrators: N. David Thompson, Daniel E. Schmidt and Mary Ellen Burns).

                  (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                                         SECTION
Actuarial Analyses                                                           3.19
AMC Pension Plan                                                             6.09
AMC Savings Plan                                                             6.09
Attorney Materials                                                           6.02(c)
Board                                                                        7.04
Cayman Purchaser                                                             Preamble
Claim                                                                       11.03(a)
Closing                                                                      2.02
COBRA Coverage                                                               3.13(h)
Company                                                                      Preamble
Confidential Information                                                     7.01(a)
Damages                                                                     11.02(a)
GAAP Financial Statements                                                    3.08(a)
Indemnified Persons                                                         11.02(a)
Indemnifying Party                                                          11.03(a)
Indemnity Period                                                            11.06(a)
Insurance Companies                                                          3.05(a)
Intellectual Property                                                        3.17(a)
Investment Assets                                                            3.27
Laws                                                                         3.11(a)
Material Contract                                                            3.20(b)
Noncompetition Period                                                        6.07(a)
Non-resident Jurisdiction                                                    3.16(e)
Obligor Proceeds                                                             6.08(b)
Original Investment Agreement                                                Recitals
Parent                                                                       Preamble
PBGC                                                                         3.13(e)
Permits                                                                      3.11(b)
Regulatory Reports                                                           3.09
Reinsurance Agreement                                                        3.28(a)
Release                                                                      3.26(e)
SAP                                                                          3.08(c)
SAP Financial Statements                                                     3.08(c)
SAR Agreements                                                               3.13(g)
Senior Note Adjustment Amount                                                6.08(b)
Senior Notes Observer                                                        7.04
Subsidiary Securities                                                        3.05(b)
Tax Contest Expenses                                                         9.01(a)
Tax Proceeding                                                               9.05(b)
Third Party Claim                                                           11.03(b)
Transfer Taxes                                                               9.01(b)
Trusts                                                                       Preamble
U.N. Holdings LLC                                                            Preamble

TERM                                                                         SECTION
U.S. Purchaser                                                               Preamble
Welfare Benefits                                                             8.04(b)
Wind River                                                                   Preamble
Wind River Financial Statements                                              3.08(b)
Wind River Participants                                                      8.04(d)(i)
Wind River Plans                                                             3.13(a)
Wind River Savings Plan                                                      8.04(d)(i)

                  (c) Except as otherwise provided or if the context otherwise requires, whenever used in this Agreement, (i) any noun or pronoun shall be deemed to include the plural and the singular, (ii) the terms "include" and "including" shall be deemed to be followed by the phrase "without limitation" and (iii) the word "or" shall be inclusive and not exclusive.

                                    ARTICLE 2

                         PURCHASE, SALE and CONTRIBUTION

                  Section 2.01 The Transactions. Upon the terms and subject to the conditions of this Agreement, at the Closing:

                  (a) Cayman Purchaser shall purchase from Parent and Parent shall sell to Cayman Purchaser 9,985,000 Parent Class B Common Shares and 14,000,000 Parent Preferred Shares for aggregate consideration of $239,850,000 in cash, and Parent shall cause U.S. Purchaser to be capitalized with at least $197,500,000 of such consideration, such capitalization to be effected in such manner as Parent shall determine;

                  (b) Each Trust shall contribute to the Company and the Company shall accept from each Trust, free and clear of any Liens, that number of shares of Wind River Common Stock set forth opposite the name of such Trust on Schedule A (or 42.946470 shares of Wind River Common Stock in the aggregate), in exchange for, free and clear of any Liens, that number of shares of Company Common Stock set forth opposite the name of such Trust on Schedule A (or 200,000 shares of Company Common Stock in the aggregate);

                  (c) Each Trust shall contribute to Parent and Parent shall accept from each Trust, free and clear of any Liens, that number of shares of Wind River Common Stock set forth opposite the name of such Trust on Schedule A (or 25.767883 shares of Wind River Common Stock in the aggregate), in exchange for, free and clear of any Liens, that number of Parent Class A Common Shares and Parent Preferred Shares set forth opposite the name of such Trust on Schedule A (or 2,500,000 Parent Class A Common Shares and 3,500,000 Parent Preferred Shares in the aggregate), and Parent shall, and shall cause its direct and indirect subsidiaries to, contribute such 25.767883 shares of Wind River Common Stock to the Company;

                  (d) the Company shall sell to U.S. Purchaser and U.S. Purchaser shall purchase from the Company, free and clear of any Liens, 194,999 shares of Company

         Common Stock for aggregate consideration of $97,499,500 in cash, to be paid as provided in Section 2.02;

                  (e) each Trust shall sell to U.S. Purchaser and U.S. Purchaser shall purchase from such Trust, free and clear of any Liens, that number of shares of Company Common Stock set forth opposite the name of such Trust on Schedule A (or 200,000 shares of Company Common Stock in the aggregate) for that amount in cash set forth opposite the name of such Trust on Schedule A (or $100,000,000 in the aggregate), to be paid as provided in Section 2.02;

                  (f) Wind River shall redeem from each Trust that number of shares of Wind River Common Stock set forth opposite the name of such Trust on Schedule A (or 31.285647 shares of Wind River Common Stock in the aggregate) in exchange for a Senior Note having a principal amount equal to that amount set forth opposite the name of such Trust on Schedule A;

                  (g)      Parent shall enter into the Deed of Guaranty;

                  (h) Cayman Purchaser, Parent and the Trusts shall enter into the Shareholders Agreement; and

                  (i) Parent, Fox Paine and AMC Group shall enter into the Management Agreement.

                  Section 2.02. Closing. The closing (the "Closing") of the Transactions shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, as soon as reasonably practicable, but in no event later than three business days, after satisfaction or waiver of the conditions set forth in Article 10 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time or place as Cayman Purchaser, the Trusts and Wind River may mutually agree. At the Closing:

                  (a) Parent shall issue to Cayman Purchaser 9,850,000 Parent Class B Common Shares and 14,000,000 Parent Preferred Shares in uncertificated book entry form;

                  (b) Cayman Purchaser shall deliver to Parent $239,850,000 in immediately available funds by wire transfer to such account designated by Parent by notice given to Cayman Purchaser not later than two business days prior to the Closing Date, and Parent shall cause U.S. Purchaser to be capitalized with at least $197,500,000 of such consideration, such capitalization to be effected in such manner as Parent shall determine;

                  (c) each Trust shall deliver to the Company certificates for that number of shares of Wind River Common Stock set forth opposite the name of such Trust on Schedule A (or 42.946470 shares of Wind River Common Stock in the aggregate), duly endorsed or accompanied by stock powers duly endorsed in blank for transfer, with any required transfer stamps affixed thereto;

                  (d) each Trust shall deliver to Parent certificates for that number of shares of Wind River Common Stock set forth opposite the name of such Trust on Schedule A (or 25.767883 shares of Wind River Common Stock in the aggregate), duly endorsed or accompanied by stock powers duly endorsed in blank for transfer, with any required transfer stamps affixed thereto, and Parent shall, and shall cause its direct and indirect subsidiaries to deliver such certificates and any accompanying stock powers duly endorsed in blank for transfer, with any required transfer stamps affixed thereto to the Company;

                  (e) the Company shall issue to each Trust that number of shares of Company Common Stock set forth opposite the name of such Trust on Schedule A (or 200,000 shares of Company Common Stock in the aggregate) in uncertificated book entry form;

                  (f) Parent shall issue each Trust that number of Parent Class A Common Shares and Parent Preferred Shares set forth opposite the name of such Trust on Schedule A (or 2,500,000 Parent Class A Common Shares and 3,500,000 Parent Preferred Shares in the aggregate) in uncertificated book entry form;

                  (g) U.S. Purchaser shall deliver to the Company $97,499,500 in immediately available funds by wire transfer to such account designated by the Company by notice given to U.S. Purchaser not later than two business days prior to the Closing Date;

                  (h) the Company shall issue to U.S. Purchaser 194,999 shares of Company Common Stock in uncertificated book entry form;

                  (i) U.S. Purchaser shall deliver to each Trust cash in an amount equal to that set forth opposite the name of such Trust on Schedule A (or an aggregate of $100,000,000) in immediately available funds by wire transfer to such account of such Trust designated by such Trust by notice given to U.S. Purchaser not later than two business days prior to the Closing Date;

                  (j) each Trust shall transfer to U.S. Purchaser that number of shares of Company Common Stock set forth opposite the name of such Trust on Schedule A (or 200,000 shares of Company Common Stock in the aggregate);

                  (k) each Trust shall deliver to Wind River certificates for that number of shares of Wind River Common Stock set forth opposite the name of such Trust on Schedule A (or 31.285647 shares of Wind River Common Stock in the aggregate), duly endorsed or accompanied by stock powers duly endorsed in blank for transfer, with any required transfer stamps affixed thereto;

                  (l) Wind River shall deliver to each Trust a Senior Note having a principal amount equal to that amount set forth opposite the name of such Trust on Schedule A, duly executed on behalf of Wind River;

                  (m) Parent shall deliver to the Trusts the Deed of Guaranty, duly executed on behalf of Parent;

                  (n) Cayman Purchaser, Parent and the Trusts shall deliver to each of the others the Shareholders Agreement, duly executed on behalf of such party;

                  (o) Parent shall deliver to Fox Paine and AMC Group the Management Agreement, duly executed on behalf of Parent; and

                  (p) In order to effect the foregoing issuances and transfers of shares, (i) Cayman Purchaser and the Trusts shall take all necessary steps to ensure that Parent's Board of Directors updates Parent's Register of Members to reflect the issuance of the Parent Shares in the Transactions, and (ii) the Company shall take all necessary steps to update the Company's stock ledger to reflect the issuances and transfers of shares of Company Common Stock in the Transactions.

                                   ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF WIND RIVER AND THE TRUSTS

                  Wind River and the Trusts jointly and severally represent and warrant to Cayman Purchaser, Parent, U.S. Purchaser and the Company that, except as set forth in the applicable section of the Disclosure Letter or as otherwise disclosed in the Updated Disclosure Letters, as of the date of the Original Investment Agreement (except as specifically indicated):

                  Section 3.01. Organization, Good Standing and Qualification. Wind River and each of its Subsidiaries (a) is a corporation or other entity duly organized, validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization, (b) has all requisite corporate or similar power and authority to own, operate and lease its properties and assets and to carry on its business as currently conducted and
(c) is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, operation or leasing of its assets or properties or conduct of its business requires such qualification, except in the case of this clause (c) where the failure to be so qualified or in good standing, individually or in the aggregate, would not or would not reasonably be expected to materially adversely affect the business, financial condition, results of operations or prospects of Wind River and its Subsidiaries taken as a whole. Wind River has delivered to Cayman Purchaser or one of its Affiliates a true, correct and complete copy of the certificate of incorporation and bylaws, or similar organizational documents, of Wind River and each of its Subsidiaries, in each case as amended to date, and that are in full force and effect.

                  Section 3.02. Corporate Authorization; Approvals. As of the date of this Agreement, Wind River has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Transactions. As of the date of this Agreement, the execution, delivery and performance of this Agreement by Wind River, and the consummation by Wind River of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Wind River are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Wind River as of the date of this Agreement and, assuming the due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of Wind River, enforceable against Wind River in accordance with its terms.

                  Section 3.03. Noncontravention. As of the date of this Agreement, the execution, delivery and performance of this Agreement by Wind River do not, and the consummation by Wind River of the Transactions will not, constitute or result in (a) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Wind River or the comparable organizational documents of any of its Subsidiaries, (b) assuming compliance with the matters set forth in Sections 3.07, 4.04 and 5.04, a material breach or violation of, or material default under, any Law, (c) a breach or violation of, or a default under, or the creation or acceleration of any material obligations or the creation of any Lien on the assets of Wind River or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, or the creation or acceleration of any right of termination under, or require the consent of any Person under, any Material Contract binding upon Wind River or any of its Subsidiaries or any of their respective assets or any franchise, Permit or other similar authorization held by Wind River or any of its Subsidiaries or (d) any adverse change in the rights or obligations of Wind River or any of its Subsidiaries under any Material Contract to which they are a party.

                  Section 3.04. Capital Structure. (a) The designations and numbers of authorized, issued and outstanding shares of capital stock of Wind River and each of its Subsidiaries, together with the name of the holders of record thereof, are set forth in Section 3.04(a) of the Disclosure Letter. All of the issued and outstanding shares of Wind River Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding (i) securities of Wind River or any of its Subsidiaries that are convertible into or exchangeable for shares of capital stock of Wind River or (ii) options or other rights to acquire from Wind River or any of its Subsidiaries, or other obligation of Wind River or any of its Subsidiaries to issue any capital stock, or any securities convertible into or exchangeable for any capital stock, of Wind River. Since the Balance Sheet Date, Wind River has issued no shares of Wind River Common Stock, or securities convertible into or exchangeable for shares of Wind River Common Stock. Wind River has no commitments (including contingent or conditional commitments) to issue or deliver any shares of its capital stock. Except as contemplated by this Agreement, there are no outstanding obligations of Wind River or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of Wind River's capital stock.

                  (b) (i) There is no capital stock or other equity or voting securities of Wind River or any of its Subsidiaries authorized, reserved, issued or outstanding, (ii) neither Wind River nor any of its Subsidiaries is party to any agreement creating preemptive or other outstanding rights, subscriptions, options, warrants, stock appreciation rights, redemption rights, repurchase rights, convertible securities or other agreements, arrangements or commitments of any character relating to, or the value of which is determined by reference to, the issued or unissued capital stock or other equity interest of Wind River or any of its Subsidiaries, and (iii) neither Wind River nor any of its Subsidiaries is party to any agreement creating any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Wind River or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Neither

Wind River nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other similar obligations.

                  Section 3.05. Subsidiaries. (a) Wind River does not have any Subsidiaries other than those set forth on Section 3.05(a) of the Disclosure Letter. Section 3.05(a) of the Disclosure Letter (i) lists the jurisdiction of organization of each Subsidiary of Wind River, and (ii) in the case of any Subsidiary of Wind River that operates as an insurance company (collectively, the "Insurance Companies"), lists, as of March 31, 2003, the U.S. jurisdictions where the Insurance Companies are domiciled or "commercially domiciled" and licensed to do insurance business for insurance regulatory purposes. Each Subsidiary of Wind River holds all licenses or authorizations required or necessary to conduct its business in all material respects as currently conducted.

                  (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Wind River is duly authorized, fully paid and nonassessable and not subject to preemptive rights and is owned beneficially and of record by Wind River, directly or indirectly, free and clear of any Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of (except for applicable insurance and securities law restrictions) such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of Wind River or any of its Subsidiaries that are convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of Wind River or (ii) options or other rights to acquire from Wind River or any of its Subsidiaries, or other obligation of Wind River or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities of or ownership interests in, any Subsidiary of Wind River (the items in clauses (i) and (ii) being referred to collectively with the capital stock of the Subsidiaries of Wind River as the "Subsidiary Securities"). There are no outstanding obligations of Wind River or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Subsidiary Securities.

                  Section 3.06. Other Equity Interests. Wind River does not own (other than (a) in a bona fide fiduciary capacity, (b) in the ordinary course of its insurance business, (c) in customer accounts held or maintained in the ordinary course or (d) in any general account or otherwise in the ordinary course to offset insurance liabilities) beneficially, directly or indirectly,
(i) any material equity securities or similar material interests of any Person other than its Subsidiaries (including any securities that impose any obligation to contribute capital) or (ii) any interest in any general partnership, unlimited company or other Person with share capital or other equity or similar interests of unlimited liability, or any general partnership interest in a limited partnership.

                  Section 3.07. Governmental Authorization. Other than the reports, filings, registrations, consents, approvals, permits, authorizations, applications, expiry of waiting periods and/or notices under the HSR Act and under the insurance laws of Indiana, Pennsylvania and Wisconsin, no notices, reports or other filings are required to be made by Wind River or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits, applications, expiry of waiting periods or authorizations required to be obtained by Wind River or any of its

Subsidiaries from, any Governmental Authority, in connection with the execution and delivery of this Agreement by Wind River or the consummation by Wind River of the Transactions.

                  Section 3.08. Financial Statements; Undisclosed Liabilities.
(a) (i) Section 3.08(a) of the Disclosure Letter includes true, correct and complete copies of the audited consolidated financial statements of AIS including audited consolidated balance sheets as of December 31, 2000 and 2001, and audited consolidated statements of income and cash flows for the years ended December 31, 2000 and 2001, in each case, together with the unqualified opinion of PricewaterhouseCoopers LLP thereon and (ii) Wind River has delivered to Cayman Purchaser or one of its Affiliates true, correct and complete copies of the audited consolidated financial statements of AIS including an audited consolidated balance sheet as of December 31, 2002 and audited consolidated statements of income and cash flow for the year ended December 31, 2002 (collectively, the "GAAP Financial Statements"). The GAAP Financial Statements fairly present in all material respects the consolidated financial position and results of operations and cash flows of AIS and the other Subsidiaries of Wind River as of the respective dates or for the respective periods set forth thereon, in each case in accordance with GAAP as in effect as of such dates and for such periods, consistently applied during the periods involved, except as may be noted therein or in the notes thereto. AIS is a wholly-owned direct Subsidiary of Wind River and each other Subsidiary of Wind River is owned directly or indirectly by AIS.

                  (b) Wind River has delivered to Cayman Purchaser or one of its Affiliates true, correct and complete copies of the unaudited unconsolidated financial statements of Wind River including unaudited unconsolidated balance sheets as of December 31, 2000, 2001 and 2002, and unaudited and unconsolidated statements of income for the years ended December 31, 2000, 2001 and 2002 (collectively, the "Wind River Financial Statements"). The Wind River Financial Statements fairly present in all material respects the unconsolidated financial position and results of operations of Wind River as of the respective dates or for the respective periods set forth thereon.

                  (c) Wind River has delivered to Cayman Purchaser or one of its Affiliates true, correct and complete copies of the annual statutory statements (the "SAP Financial Statements") of each Insurance Company as of December 31, 1999, 2000, 2001 and 2002 as filed with the insurance regulatory authority of the respective jurisdictions of domicile of the Insurance Companies. The SAP Financial Statements were prepared in accordance with the statutory accounting practices and procedures required or permitted by the applicable insurance regulatory authority of the respective jurisdictions of domicile of the Insurance Companies ("SAP"), as in effect as of such dates and for such periods applied during the periods involved, except as may be noted therein or in the notes thereto, and fairly present in all material respects the statutory financial position of the Insurance Companies as of the respective date thereof and the statutory results of operations and cash flows of the Insurance Companies for the respective periods then ended. No deficiency has been asserted in writing to any Insurance Company by any Governmental Authority with respect to any of the SAP Financial Statements.

                  (d) Since the Balance Sheet Date neither Wind River nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than (i) liabilities incurred in the ordinary course of business, consistent with past practice, and that are not prohibited by this

Agreement or (ii) in connection with the negotiation, execution, delivery and performance of this Agreement (including in connection with the Original Investment Agreement) and the Transactions. As of the Balance Sheet Date, neither AIS nor any of the other Subsidiaries of Wind River had any liabilities of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) with respect to operations or entities that are not reflected within (A) the GAAP Financial Statements that are required to be accrued or disclosed in a balance sheet (or notes thereto) prepared in accordance with GAAP or (B) the SAP Financial Statements that are required to be accrued or disclosed in a balance sheet (or notes thereto) prepared in accordance with SAP.

                  Section 3.09. Regulatory Reports. Since December 31, 1999, Wind River and each of its Subsidiaries has timely filed all material periodic statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to any Governmental Authority on forms prescribed or permitted thereby (collectively, the "Regulatory Reports"). The Regulatory Reports complied in all material respects with all applicable Laws when filed, and no material deficiency has been asserted with respect to any Regulatory Report by any Governmental Authority.

                  Section 3.10. Absence of Certain Changes. Except as contemplated by this Agreement, or as may be consented to by Cayman Purchaser or one of its Affiliates prior to the Closing pursuant to Section 6.01 or as may have been consented to by Cayman Purchaser or one of its Affiliates prior to Closing pursuant to Section 6.01 of the Original Investment Agreement , since the Balance Sheet Date, Wind River and each of its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and, without limiting the generality of the foregoing, there has not been:

                  (a)      any Material Adverse Change;

                  (b) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Wind River or any repurchase, redemption or other acquisition by Wind River or any of its Subsidiaries of any capital stock or other securities of, or ownership interests in, Wind River or any of its Subsidiaries;

                  (c) any split, combination, recapitalization, redenomination of capital stock or other similar transaction or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for capital stock of Wind River;

                  (d) any material addition, or any development involving a prospective material addition, to AIS's consolidated loss and loss adjustment expense reserves, except in the ordinary course of business consistent with past practice, including the establishment of reserves in connection with insurance coverage based on premiums earned since the Balance Sheet Date and except for any increase in reserves prior to Closing associated with the calculation of the Reserve Adjustment Amount (as defined in the Original Investment Agreement) as contemplated by Section 6.08(a) of the Original Investment Agreement;

                  (e) any material change in the tax, underwriting, reinsurance, marketing, pricing, claim processing and payment, reserving, actuarial, risk management, investment, financial and accounting practices, policies, procedures and methods of Wind River or any of its Subsidiaries, except as required by Law or by reason of a concurrent change in GAAP or SAP;

                  (f) capital expenditures in any calendar quarter in excess of $250,000;

                  (g) any damage, destruction or other casualty loss (to assets of Wind River or any of its Subsidiaries not covered by insurance) in excess of $250,000;

                  (h) any incurrence, assumption or guarantee by Wind River or any of its Subsidiaries of any indebtedness, obligation or liability, other than in the ordinary course of business consistent with past practice;

                  (i) any loan, advance or capital contribution (not including investments made in the ordinary course of business consistent with past practice) by Wind River or any of its Subsidiaries to any Person, other than to Wind River or any of its Subsidiaries; or

                  (j) any sale, assignment, transfer or other disposition of, or any incurrence, creation or assumption of any Lien on, any material asset of Wind River or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice.

                  Section 3.11. Compliance with Laws; Permits. (a) The business and operations of Wind River and each of its Subsidiaries have been and are being, conducted in material compliance with all applicable federal, state, local or non-U.S. laws, statutes, ordinances, rules, regulations, rulings, written interpretations, judgments, orders, injunctions, decrees, arbitration awards or agency requirements of any Governmental Authority, including all regulations regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities and orders resulting from market conduct examinations of insurance regulatory authorities (collectively, "Laws"), in each case to the extent applicable to Wind River and its Subsidiaries, and except, with respect to the business and operations of Wind River and each of its Subsidiaries prior to December 31, 1999, as would not or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of Wind River and its Subsidiaries taken as a whole. To the knowledge of Wind River, except for regulatory examinations or reviews conducted in the ordinary course, no investigation or review by any Governmental Authority with respect to Wind River or any of its Subsidiaries is as of the date of the Original Investment Agreement pending or threatened. Notwithstanding the generality of the foregoing, all insurance policies, binders, slips, certificates and Material Contracts issued by the Insurance Companies since December 31, 1999 are, to the extent required under Law, in forms approved in all material respects by applicable regulatory authorities or have been filed and not objected to (or such objection has been withdrawn or resolved) by such authorities within the period provided for objection and such forms comply in all material respects with Laws applicable to Wind River and its Subsidiaries. All reports, statements, documents, registrations, filings and submissions made by Wind River or its Subsidiaries to state insurance regulatory authorities since December 31, 1999 complied in all material respects with Laws in effect when filed and no material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied. To the knowledge of Wind River, all premium rates established by the Insurance Companies since December 31, 1999, that are required to be filed with or approved by insurance regulatory authorities, have been so filed or approved, the premiums charged conform to the premiums so filed or approved and comply in all material respects (or complied in all material respects at the relevant time) with the insurance laws applicable thereto.

                  (b) Wind River and each of its Subsidiaries holds all insurance licenses from the insurance regulatory authorities set forth in
Section 3.11(b) of the Disclosure Letter and all other material licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all Laws and Governmental Authorities and any applicable industry or other non-governmental self-regulatory organizations (collectively, the "Permits") necessary for the ownership and conduct of the respective businesses of Wind River and each of its Subsidiaries in each of the jurisdictions in which Wind River or any of its Subsidiaries conduct or operate their respective businesses in all material respects in the manner now conducted. The Permits are in full force and effect in all material respects. To the knowledge of Wind River, there is no pending or threatened Action that may reasonably be expected to lead to the revocation, termination or suspension of any such Permits. Notwithstanding the foregoing, all representations regarding environmental permits, compliance with Environmental Laws and environmental regulatory matters shall be governed by Section 3.26.

                  (c) No change is required in Wind River's or any of its Subsidiaries' processes, properties, practices or procedures in connection with any such Laws, and Wind River has not received any notice or communication of any noncompliance with any such Laws that has not been cured as of the date of the Original Investment Agreement. Notwithstanding the generality of the foregoing, Wind River and each of its Subsidiaries has in place policies and procedures with respect to itself and its insurance agents, managing general agents, third-party administrators, brokers, broker/dealers, distributors and agents intended to assure that their sales processes and practices are consistent with applicable Law governing such practices and processes, and, where there has been any deviation therefrom, such deviation has been cured, resolved or settled through agreements with applicable Governmental Authorities or are barred by all applicable statutes of limitations or other equitable principles. To the knowledge of Wind River, all employees of Wind River and each of its Subsidiaries with management responsibility with respect to any business line, and all officers and directors thereof required to be registered with or licensed under applicable Laws, are so licensed and in good standing with the applicable Governmental Authority.

                  Section 3.12. Litigation. (a) Except for first party contractual and coverage claims under insurance policies issued by the Insurance Companies and Actions under "direct action" statutes of various states, in each case in the ordinary course of the insurance operations of Wind River and its Subsidiaries, there are no (i) material Actions pending or, to the knowledge of Wind River, threatened, or to the knowledge of Wind River, investigations or inquiries pending or threatened against Wind River or any of its Subsidiaries that are not covered by insurance, (ii) judgments or outstanding orders, injunctions, decrees, stipulations, settlement agreements, citations, investigations, fines or awards against or binding upon Wind River or any of its Subsidiaries or any of their respective assets or properties or (iii) Actions by Wind River or any of its Subsidiaries against any Person.

                  (b) Wind River has made available to Cayman Purchaser or one of its Affiliates true, correct and complete copies of the pleadings in the WWW Litigation, those of which filed by Wind River and its Subsidiaries, taken as a whole, accurately set forth in all material respects the facts and circumstances underlying such litigation.

                  Section 3.13. Employee Benefits. (a) Section 3.13(a) of the Disclosure Letter sets forth a true, correct and complete list of all Employee Plans, and identifies those Employee Plans that are maintained solely for the benefit of employees of Wind River and its Subsidiaries and their beneficiaries and dependents (the "Wind River Plans"). With respect to each Employee Plan, Wind River has delivered to Cayman Purchaser or one of its Affiliates a true, correct and complete copy of: (i) each Employee Plan, trust agreement, and insurance contract and other funding vehicle related thereto; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. There have been no amendments to any Employee Plan adopted or approved, nor has Wind River or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Employee Plan that is not reflected in an Employee Plan document delivered to Cayman Purchaser or one of its Affiliates pursuant to this Section 3.13(a).

                  (b) Each Employee Plan has been operated and administered and is in material compliance with its terms and all applicable Law, and there are no Actions (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of Wind River, threatened with respect to any Employee Plan or the assets thereof that, if adversely determined, would result in any material liability or obligation of Wind River or any of its Subsidiaries. All contributions required to be made to any Employee Plan by Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Employee Plan, for any period through the date of the Original Investment Agreement have been timely made or paid in full or, to the extent not required to be made or paid on or before the date of the Original Investment Agreement, have been fully reflected on the Balance Sheet. Each Employee Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) is unfunded.

                  (c) None of the ERISA Affiliates maintains, contributes to or is obligated to contribute to any Multiemployer Plan or Multiple Employer Plan, nor has any of them, at any time during the last six years, maintained, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full. None of the ERISA Affiliates has received any notification, nor has any reason to believe, that any Multiemployer Plan to which any of them contributes or is obligated to contribute is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

                  (d) Wind River and each of its Subsidiaries have timely paid all contributions, premiums and expenses payable to or in respect of each Employee Plan under the terms thereof and in accordance with all applicable Laws, except where any failure to pay such amounts has not resulted and will not result in any material liability or obligation of Wind River or any of its Subsidiaries.

                  (e) With respect to each Title IV Plan that is not a Multiemployer Plan: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the Transactions will not result in the occurrence of any such reportable event; (iii) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Wind River or any of its Subsidiaries; and (v) the PBGC has not instituted proceedings to terminate any such Title IV Plan and no condition exists that presents a risk that such proceedings will be instituted or that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Title IV Plan.

                  (f) Neither Wind River nor any of its Subsidiaries has incurred, either directly or indirectly (including as a result of an indemnification obligation), any liability under or pursuant to any provision of Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to any Employee Plan, or any other Plan sponsored or maintained by any ERISA Affiliate and, to the knowledge of Wind River, no event, transaction or condition has occurred, exists or is expected to occur or be deemed to occur at or prior to the Closing that would reasonably be expected to result in any such liability to Wind River or any of its Subsidiaries or, after the Closing, to Cayman Purchaser or one of its Affiliates.

                  (g) Except as provided in Section 6.09, neither the execution and delivery of this Agreement, nor the consummation of the Transactions, either alone or in combination with any other event (whether contingent or otherwise), will (i) entitle any current or former employee, consultant or director of Wind River or any of its Subsidiaries to any increased or modified benefit or payment; (ii) increase the amount of compensation or benefits due to any such employee, consultant or director; (iii) accelerate the vesting, payment or funding of any compensation, stock-based award, incentive compensation or other compensation or benefit; (iv) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); (v) cause any compensation to fail to be deductible under Section 162(m) or any other provision of the Code or any similar Law; (vi) otherwise result in any payment in the nature of severance or termination pay; or (vii) limit or prohibit (except to the extent required by ERISA or the Code) the ability to amend, merge, terminate or receive a reversion of assets from any Employee Plan or related trust. Without limiting the generality of the foregoing, as of the date of this Agreement each payment that may be made pursuant to the Stock Appreciation Rights Agreements identified in Section 3.13(g) of the Disclosure Letter (the "SAR Agreements") has been approved such that, by virtue of Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code, it will not be a "parachute payment."

                  (h) Neither Wind River nor any of its Subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA ("COBRA Coverage"). Wind River and each of its Subsidiaries has reserved the right to amend, terminate or modify at any time all plans or arrangements, if any, providing for retiree health or life insurance coverage.

                  Section 3.14. Labor. (a) Wind River, its Subsidiaries and each member of their respective business enterprises has complied with the Worker Adjustment and Retraining Notification Act and all similar state, local and foreign laws.

                  (b) Each individual who renders services to Wind River or any of its Subsidiaries who is classified by Wind River or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Employee Plans) is properly so characterized.

                  (c) No labor organization or group of employees of Wind River or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings, or petitions seeking a representation proceeding, presently pending, or, to the knowledge of Wind River, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. To the knowledge of Wind River, there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving Wind River or any of its Subsidiaries. Wind River and each of its Subsidiaries is in compliance in all material respects with all applicable Laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health. Since December 31, 1999, no material unfair labor practice complaints have been filed against Wind River or any of its Subsidiaries with any Governmental Authority and neither Wind River nor any of its Subsidiaries has received any notice or communication reflecting an intention or threat to file any such complaint. Since December 31, 1999, no Person has made any claim, and to the knowledge of Wind River there is no basis for any claim, against Wind River or any of its Subsidiaries arising out of any statute, ordinance or regulation relating to discrimination with respect to employees or employment practices.

                  Section 3.15. Employees. Section 3.15 of the Disclosure Letter sets forth a true, correct and complete list as of the date of the Original Investment Agreement of the names of (a) all officers of Wind River and each of its Subsidiaries, and (b) each employee of Wind River or any of its Subsidiaries as of April 17, 2003 whose annual base salary exceeds $100,000, as well as the base salary of and bonus earned or received by all such individuals for the fiscal year ended on the Balance Sheet Date. Section 3.15 of the Disclosure Letter sets forth a true, correct and complete list, as of the date of the Original Investment Agreement, of each agreement with respect to the employment or termination of employment of any employee of Wind River or any of its Subsidiaries under which Wind River or any of its Subsidiaries has any continuing payment or performance obligations.

                  Section 3.16. Taxes. (a) Since December 31, 1993, all Tax Returns required to be filed by, or with respect to, Wind River or any of its Subsidiaries have been timely filed (taking into account extensions) in the manner prescribed by Law and are true, correct and complete in all material respects.

                  (b) Since December 31, 1993, Wind River and each of its Subsidiaries has timely paid all Taxes due and payable by it or for which it may be liable (other than Taxes that are being contested in good faith and for which adequate reserves are reflected in accordance with GAAP on the GAAP Financial Statements dated as of the Balance Sheet Date or on the Balance Sheet).

                  (c) Wind River and each of its Subsidiaries has made provision in accordance with GAAP on the GAAP Financial Statements dated as of the Balance Sheet Date and on the Balance Sheet (in each case, as adjusted for operations in the ordinary course of business since the Balance Sheet Date) for all accrued and contingent liabilities for Taxes.

                  (d) Wind River (and any predecessor thereof) is, and since the date of its formation has been, properly characterized as an "S-corporation" within the meaning of Section 1361(a)(1) of the Code. Wind River (and any predecessor thereof) has validly elected to be characterized as an "S-corporation" in all state and local jurisdictions where it would, absent such election, be subject to corporate income or franchise Tax, and has maintained its status as an "S-corporation" in such jurisdictions at all times thereafter. No state of facts exists or existed that presents or presented a risk that Wind River's status as an "S-corporation" is or was subject to termination or revocation. Wind River does not have any "earnings and profits" other than earnings and profits deemed to have been received by Wind River under Section 381(c)(2) of the Code. The amount of earnings and profits of AIS on December 31, 1997 was approximately $253.9 million. Wind River has not been liable for any Taxes imposed pursuant to Section 1374 or 1375 of the Code. Section 3.16(d) of the Disclosure Letter sets forth each Subsidiary that is properly characterized as a "Qualified Subchapter S Subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code.

                  (e) Neither Wind River nor any of its Subsidiaries is doing business or maintains a taxable presence in a jurisdiction (a "Non-resident Jurisdiction") in which it does not file income Tax Returns, and no claim has been made in writing by any Tax Authority in a Non-resident Jurisdiction that Wind River or any of its Subsidiaries are or may be subject to taxation by that jurisdiction. No non-U.S. Subsidiary of Wind River is engaged in a trade or business in the United States for federal income Tax purposes.

                  (f) There is no action, suit, proceeding, investigation, assessment, adjustment, audit or claim now proposed in writing or pending against or with respect to Wind River or any of its Subsidiaries in respect of any Tax.

                  (g) The United States federal income Tax Returns that include Wind River or any of its U.S. Subsidiaries have been examined and settled with the IRS (or the applicable statute of limitations for the assessment of federal income Taxes for such periods have expired) for all years through December 31, 1993. There are no outstanding waivers or other agreements extending any statutory periods of limitation for the assessment of Taxes of Wind River or any of its Subsidiaries. No power of attorney currently in force has been granted by Wind River or any of its Subsidiaries concerning any Tax matter.

                  (h) No gain or loss was recognized by AMCD or AMCP for income Tax purposes as a result of the Spin-Offs. The facts presented to the IRS with respect to the private letter ruling issued in 1997 regarding the Spin-Offs were true and complete as of the date of such Spin-Offs and no issues or circumstances exist that would allow the IRS to revoke such private letter ruling with retroactive effect. Within the past three years neither Wind River nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of Code. Other than the private letter ruling with respect to the Spin-Offs, neither Wind River nor any of its Subsidiaries has received a binding Tax ruling from or entered into a Closing Agreement with any Tax Authority.

                  (i) Except for complete and accurate copies of Tax sharing agreements and all amendments thereto made available to Cayman Purchaser or one of its Affiliates prior to the execution of this Agreement, there are no agreements relating to the allocation or sharing of Taxes between Wind River or any of its Subsidiaries, on the one hand, and any Person, on the other hand; nor are there any express or implied obligations on Wind River or any of its Subsidiaries to indemnify any Person for Taxes.

                  (j) All Taxes required to be withheld, including from any compensation, dividend or other payment, by or on behalf of Wind River or any of its Subsidiaries have been withheld, and such withheld Taxes have been duly and timely paid (or are properly held for payment) to the proper Tax Authorities.

                  (k) Neither Wind River nor any of its Subsidiaries presently is or since January 1, 1994 has been (i) a "personal holding company" within the meaning of Section 542(a) of the Code, (ii) a "foreign personal holding company" within the meaning of Section 552(a) of the Code, (iii) except for Loyalty, a "controlled foreign corporation" within the meaning of Section 957 of the Code, (iv) a "foreign investment company" within the meaning of
Section 1246 of the Code or (v) except for Loyalty, a "passive foreign investment company" within the meaning of Section 1297 of the Code. Section 1291 of the Code does not apply to any distribution paid by, or any disposition of the stock of, Loyalty.

                  (l) Neither Wind River nor any of its Subsidiaries (i) has been a member of an affiliated group that files Tax Returns on a consolidated, combined or unitary basis (other than with respect to an affiliated group the common parent of which was AIS, UNIC or AMCP) or (ii) has any liability for Taxes of any Person under United States Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, other than liabilities for Taxes of an affiliated, consolidated, combined or unitary group that includes AIS, UNIC or AMCP as the common parent.

                  (m) Neither Wind River nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Post-Closing Tax Period as a result of any (i) change in method of accounting for a Pre-Closing Tax Period under Section 481(c) of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), (ii) Closing Agreement, (iii) installment sale or open transaction disposition or intercompany transaction made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or
(v) deferred intercompany gain or excess loss account described in Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

                  (n) Neither Wind River nor any of its Subsidiaries recognized a material amount of gain (or was otherwise required to include a material amount in income), as a result of any Tax election made during the period from January 1, 2003 through the Closing Date.

                  (o) There are no material liens for Taxes upon the assets of Wind River or any of its Subsidiaries, except for liens for current Taxes not yet due and payable.

                  (p) None of the Trusts is subject to withholding, including under Section 1445 of the Code, with respect to the Transactions.

                  (q) Neither Wind River nor any of its Subsidiaries has entered into any transaction that is required to be disclosed or registered as a tax shelter or is a "listed transaction" pursuant to Section 6011, 6111 or 6112 of the Code or the Treasury Regulations and IRS pronouncements promulgated thereunder.

                  (r) Section 3.16(r) of the Disclosure Letter lists all federal, state, local, and foreign income and franchise Tax Returns filed with respect to Wind River or any of its Subsidiaries for taxable periods ending after December 31, 1996, and indicates all Tax Returns for taxable periods ended on or after December 31, 1999 that (i) have been audited or (ii) are currently subject of audit. The Trusts have delivered or have caused to be delivered to Cayman Purchaser or one of its Affiliates true, correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Wind River or any of its Subsidiaries for taxable periods ending on or after December 31, 1999, except for state and municipal premium tax returns, true, correct and complete copies of which have been made available to Cayman Purchaser or one of its Affiliates.

                  Section 3.17. Intellectual Property; Data Security. (a) Wind River and each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all United States and foreign patents, trademarks, trade names, trade dress, service marks, copyrights, domain names and any applications and registrations therefor, technology, know-how, computer software programs or applications (including application software and system software, source code, object code, computer software databases, programs and similar systems, and tangible or intangible proprietary information or materials, including trade secrets and any other similar type of proprietary intellectual property right (collectively, "Intellectual Property") that are material to the business of Wind River or any of its Subsidiaries as currently conducted, and any such patents, trademarks, trade names, service marks and copyrights held by Wind River or any of its Subsidiaries are valid and enforceable.

                  (b) To the knowledge of Wind River, the use of Intellectual Property by Wind River and its Subsidiaries does not conflict with or infringe on the Intellectual Property of any other Person and no other Person's operations conflict with or infringe the use of any material Intellectual Property of Wind River or any of its Subsidiaries. There are no Actions pending or, to the knowledge of Wind River, threatened against or by Wind River or any of its Subsidiaries (i) challenging the rights of Wind River or any of its Subsidiaries to use or own any of its Intellectual Property or (ii) claiming a conflict or infringement by Wind River or any of its Subsidiaries with any Intellectual Property rights of any other Person or a conflict or infringement by any other Person with any Intellectual Property rights of Wind River or its Subsidiaries.

                  (c) Each of Wind River and its Subsidiaries has been and is in material compliance with (i) all Laws concerning privacy or security, and
(ii) all of its internal policies and/or agreements with other Persons concerning privacy or security.

                  Section 3.18. Brokers and Finders. Neither Wind River nor any of its officers, directors, employees or Subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the Transactions.

                  Section 3.19. Actuarial Analyses. Section 3.19 of the Disclosure Letter sets forth a list of all actuarial reports with respect to Wind River or any Insurance Company relied upon by Wind River or any Insurance Company or Governmental Authority since December 31, 1999, and all attachments, addenda, supplements and modifications thereto (copies of which Wind River has delivered to Cayman Purchaser or one of its Affiliates) (the "Actuarial Analyses"). At the time each Actuarial Analysis was prepared, Wind River believed in good faith that it was prepared using appropriate modeling and other procedures accurately applied, if relevant, and in conformity with generally accepted actuarial standards consistently applied, and that the projections contained therein were properly prepared in accordance with the assumptions stated therein. The information and data furnished by Wind River or any Insurance Company to its independent actuaries in connection with the preparation of the Actuarial Analyses were true, complete and accurate in all material respects.

                  Section 3.20. Material Contracts. (a) Section 3.20 of the Disclosure Letter lists the following as of the date of the Original Investment
Agreement:

                  (i) each Contract of Wind River or any of its Subsidiaries that provides for aggregate payments of $150,000 over any 12-month period commencing on or after the date of the Original Investment Agreement;

                  (ii) each Contract relating to the borrowing of money by or indebtedness of Wind River or any of its Subsidiaries or the guaranty by Wind River or any of its Subsidiaries of any obligation of any Person (other than Wind River or another of its Subsidiaries);

                  (iii) each mortgage or other Contract providing for a Lien on any material assets of Wind River or any of its Subsidiaries;

                  (iv) each Contract (other than this Agreement) that restricts or purports to restrict in any material respect the ability of Wind River or any of its Subsidiaries to (A) sell any products or services to any other Person, (B) engage in any line of business or (C) compete with any Person;

                  (v) each employment Contract and any other Contract with any officer or director of Wind River or any of its Subsidiaries;

                  (vi) each Contract providing for the indemnification by Wind River or any of its Subsidiaries of any Person, except for Contracts entered in to in the ordinary course of business; and

                  (vii) each Contract pertaining to the voting, transfer or holding of the shares of Wind River Common Stock or the capital stock of any of its Subsidiaries.

                  (b)      Each of the Contracts required to be set forth in
Section 3.20 of the Disclosure Letter together with each other contract that is material to the business, financial condition, results of operations or prospects of Wind River and its Subsidiaries, taken as a whole, (a "Material Contract") is enforceable against either Wind River or the Subsidiary of Wind River that is a party thereto and, to the knowledge of Wind River, against the other parties thereto, in accordance with its terms and is in full force and effect and, except for such Material Contracts that expire in accordance with their terms, will be in full force and effect as of the Closing Date. A true, correct and complete copy of each such written Material Contract, and a reasonably detailed written description of any oral Material Contract, has been made available by Wind River to Cayman Purchaser or one of its Affiliates. Neither Wind River nor any of its Subsidiaries nor, to the knowledge of Wind River, any other party is in material breach of or in material default under any such Material Contract. To the knowledge of Wind River, neither Wind River nor any of its Subsidiaries has received written notice of a cancellation of or an intent to cancel any Material Contract. Except as provided in the certificate of incorporation or bylaws or similar organization documents of Wind River or any of its Subsidiaries, neither Wind River nor any of its Subsidiaries is party to any Contract providing for indemnification of directors or executive officers of Wind River or any of its Subsidiaries.

                  Section 3.21. Risk Management. Wind River and each of its Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by Persons of similar size and in similar lines of business as Wind River and each such Subsidiary.

                  Section 3.22. Derivatives. Neither Wind River nor any of its Subsidiaries holds any derivative instruments, including swaps, caps, floors and option agreements, whether entered into for Wind River's account, or for the account of any of its Subsidiaries or their customers.

                  Section 3.23. Insurance Coverage. Wind River has delivered to Cayman Purchaser or one of its Affiliates true, correct and complete copies of all insurance policies (other than reinsurance contracts) and fidelity bonds under which Wind River or any of its Subsidiaries is insured and relating to the assets, business, operations, employees, officers or directors of Wind River or any of its Subsidiaries. There are no material claims by Wind River or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been timely paid. All such policies will, by their terms, remain in full force and effect through and including July 31, 2003.

                  Section 3.24. Records. The Records have been maintained in accordance with good business practices, and are true, correct and complete in all material respects.

                  Section 3.25. Properties. (a) Neither Wind River nor any of its Subsidiaries owns any real property.

                  (b) Section 3.25 of the Disclosure Letter identifies all real property leased by Wind River or any of its Subsidiaries or subleased or assigned to others as of the date of the Original Investment Agreement.

                  (c) Wind River and its Subsidiaries have good title to, or in the case of leased property and assets has valid leasehold interests in, all personal property and assets (whether tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for property and assets sold or otherwise disposed of and leases terminated since the Balance Sheet Date in the ordinary course of business.

                  Section 3.26. Environmental Matters. (a) No written notice, request for information, order or complaint has been received, and there are no judicial, administrative or other Actions pending, or to the knowledge of Wind River, threatened that allege a material violation of any Environmental Law, in each case relating to Wind River or any of its Subsidiaries and arising out of any Environmental Law.

                  (b) Wind River and each of its Subsidiaries has all Permits necessary for its operations to comply with all applicable Environmental Laws in all material respects, and Wind River and each of its Subsidiaries are in material compliance and have been in material compliance with the terms of such Permits and with all other applicable Environmental Laws.

                  (c) There has been no written Phase I Assessments or Environmental Compliance Audits conducted within the past five years by Wind River or any of its Subsidiaries of any property leased by Wind River or any of its Subsidiaries.

                  (d) Neither Wind River nor any of its Subsidiaries has been involved in operations at any property that could reasonably be expected to lead to the imposition on Wind River or any of its Subsidiaries of any material liability under any Environmental Laws.

                  (e) Neither Wind River nor any of its Subsidiaries is subject to any order from or agreement with any Governmental Authority or other Person respecting liability for or the need to respond to an intentional or unintentional spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping, or any other release or threatened release as defined in any Environmental Law, of any Hazardous Substance (a "Release"), and, to the knowledge of Wind River, none of the present or past operations of Wind River or any of its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release.

                  (f) To the knowledge of Wind River, none of the properties leased by Wind River or any of its Subsidiaries contains any asbestos or asbestos containing materials that are in a friable state or that do not comply with Environmental Laws, and the expense of maintaining such materials in compliance with Environmental Laws is not material.

                  Section 3.27. Investments. Wind River has provided Cayman Purchaser or one of its Affiliates with a true, correct and complete list of all bonds, stocks, mortgage loans and other investments that are carried on the books and records of Wind River and its Subsidiaries as of the Balance Sheet Date (such bonds, stocks, mortgage loans and other investments, together with all bonds, stocks, mortgage loans and other investments acquired by Wind River and the Subsidiaries between the date of the Original Investment Agreement and the Closing Date, the "Investment Assets"). Except for Investment Assets sold in the ordinary course of business consistent with past practice or as contemplated by this Agreement, each of Wind River and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all Liens.

                  Section 3.28. Reinsurance Agreements. (a) Section 3.28(a) of the Disclosure Letter sets forth a true, correct and complete list of all reinsurance and retrocession treaties and agreements (each, a "Reinsurance Agreement") in force as of the date of the Original Investment Agreement to which any Insurance Company is a party that are open to future cessions of insurance risk by any Insurance Company, any terminated or expired treaty or agreement under which there remains any known outstanding liability from one reinsurer with respect to paid or unpaid case reserves and any treaty or agreement with any Affiliate of Wind River or any of its Subsidiaries, the effective date of each such treaty or agreement, and the termination date of any treaty or agreement that has a definite termination date. Each Reinsurance Agreement is valid, binding and enforceable against the Insurance Company that is a party thereto and, to the knowledge of Wind River, against the other parties thereto in accordance with their terms and are in full force and effect. The Insurance Companies have performed all of the material obligations required to be performed by them under the Reinsurance Agreements and neither the Insurance Companies, nor, to the knowledge of Wind River, any of the other parties thereto is in material breach or default under any Reinsurance Agreement. As of the date of the Original Investment Agreement, Wind River is not aware of any specific facts or circumstances that would reasonably be expected to cause it to believe that any amounts due to Wind River or any of its Subsidiaries under any Reinsurance Agreement are not fully collectible (net of any reserves set forth on the Balance Sheet) by Wind River or its Subsidiaries.

                  (b) There are no unresolved disputes under any Reinsurance Agreement.

                  Section 3.29. Insurance Brokers. (a) To the knowledge of Wind River, each Person through which any Insurance Company has placed or sold insurance since December 31, 1999 was duly licensed (to the extent such licensing was required) to sell or place insurance in the jurisdictions where, and at the time when, it did so on behalf of such Insurance Company. No Person who is not an agent has any underwriting or binding authority on behalf of any Insurance Company. To the knowledge of Wind River, as of the date of the Original Investment Agreement, any amounts due to Wind River or any of its Subsidiaries under any managing general agency contracts or similar arrangements are fully collectible by Wind River or its Subsidiaries (net of any non-admitted agents balances set forth in the balance sheet of each Insurance Company included in the SAP Financial Statements).

                  (b) There are no unresolved disputes under any managing general agency contract or similar arrangement.

                  Section 3.30. Disclosure. The representations and warranties contained in this Article 3 do not contain any untrue statement of material fact or omit to state any material fact necessary to make any statement contained in this Article 3 not misleading.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE TRUSTS

                  Each Trust severally but not jointly represents and warrants to Cayman Purchaser, Parent, U.S. Purchaser and the Company that as of the date of the Original Investment Agreement (except as specifically indicated):

                  Section 4.01. Organization. Such Trust is a trust duly organized, validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization, and has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as currently conducted.

                  Section 4.02. Authorization; Approvals. As of the date of this Agreement, such Trust has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Transactions. As of the date of this Agreement, the execution, delivery and performance of this Agreement by such Trust, and the consummation by such Trust of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of such Trust are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by such Trust as of the date of this Agreement and, assuming the due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Trust, enforceable against such Trust in accordance with its terms.

                  Section 4.03. Noncontravention. As of the date of this Agreement, the execution, delivery and performance of this Agreement by such Trust does not, and the consummation by such Trust of the Transactions will not, constitute or result in (a) a breach or violation of, or a default under, the organizational documents of such Trust or (b) assuming compliance with the matters set forth in Section 3.07, 4.04 or 5.04, a breach or violation of, or default under, any Law.

                  Section 4.04. Governmental Authorization. Other than the reports, filings, registrations, consents, approvals, permits, authorizations, applications, expiry of waiting periods and/or notices under the HSR Act and under the insurance laws of Indiana, Pennsylvania and Wisconsin, no notices, reports or other filings are required to be made by such Trust with, nor are any consents, registrations, approvals, permits applications, expiry of waiting periods or authorizations required to be obtained by such Trust from, any Governmental Authority, in connection with the execution and delivery of this Agreement by such Trust or the consummation by such Trust of the Transactions.

                  Section 4.05. Ownership of Wind River Common Stock. Such Trust is the record and beneficial owner of all of the issued and outstanding shares of capital stock of Wind

River set forth opposite its name of Schedule A, free and clear of any Liens. Upon payment by the Company therefor at the Closing, such Trusts will transfer and deliver to the Company good and marketable title to the number of shares of Wind River Common Stock set forth opposite its name on Schedule A, free and clear of any Liens except for Liens arising through the Company or any of its Affiliates.

                                   ARTICLE 5

        REPRESENTATIONS AND WARRANTIES OF CAYMAN PURCHASER, PARENT, U.S.
                            PURCHASER AND THE COMPANY

                  Cayman Purchaser, Parent, U.S. Purchaser and the Company jointly and severally represent and warrant to Wind River and the Trusts that:

                  Section 5.01. Organization. Each of Cayman Purchaser and Parent was duly organized as an exempted company formed with limited liability under the laws of the Cayman Islands and is validly existing and in good standing under the laws of the Cayman Islands. Barbados Insurance Company, the U.S. Purchaser, the Company and each other direct and indirect subsidiary of Parent is an organization duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and each of Parent, Barbados Insurance Company, U.S. Purchaser, the Company and each other direct and indirect subsidiary of Parent has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as currently conducted or as proposed to be conducted following the completion of the Transactions. Parent has delivered to the Trusts a true, correct and complete copy of its memorandum and articles of association, as amended to date, that is in full force and effect, and a true, correct and complete copy of the charter, by-laws and other constituent documents of each of Parent's direct and indirect subsidiaries, as amended to date, that are in full force and effect.

                  Section 5.02. Authorization; Approvals. Each of Cayman Purchaser, Parent, U.S. Purchaser and the Company has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by each of Cayman Purchaser, Parent, U.S. Purchaser and the Company, and the consummation by each of Cayman Purchaser, Parent, U.S. Purchaser and the Company of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of Cayman Purchaser, Parent, U.S. Purchaser or the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by each of Cayman Purchaser, Parent, U.S. Purchaser and the Company and, assuming the due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of each of Cayman Purchaser, Parent, U.S. Purchaser and the Company, enforceable against Cayman Purchaser, Parent, U.S. Purchaser and the Company in accordance with its terms.

                  Section 5.03. Noncontravention. The execution, delivery and performance of this Agreement by each of Cayman Purchaser, Parent, U.S. Purchaser and the Company do not, and the consummation by each of Cayman Purchaser, Parent, U.S. Purchaser and the Company of the Transactions will not, constitute or result in a (i) breach or violation of, or a default under, the organizational documents of Cayman Purchaser, Parent, U.S. Purchaser or the Company or (ii) assuming compliance with the matters set forth in Sections 3.07, 4.04 and 5.04, a breach or violation of, or default under, any Law or Contract binding upon Cayman Purchaser, Parent, U.S. Purchaser or the Company.

                  Section 5.04. Governmental Authorization. Other than the reports, filings, registrations, consents, approvals, permits, authorizations, applications, expiry of waiting periods and/or notices under the HSR Act and with under the insurance laws of Indiana, Pennsylvania and Wisconsin, no notices, reports or other filings are required to be made by Cayman Purchaser, Parent, U.S. Purchaser or the Company with, nor are any consents, registrations, approvals, permits applications, expiry of waiting periods or authorizations required to be obtained by Cayman Purchaser, Parent, U.S. Purchaser or the Company from, any Governmental Authority, in connection with the execution and delivery of this Agreement by Cayman Purchaser, Parent, U.S. Purchaser or the Company or the consummation by Cayman Purchaser, Parent, U.S. Purchaser or the Company of the Transactions.

                  Section 5.05. Purchase for Investment. (a) Cayman Purchaser is purchasing the Parent Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Cayman Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of bearing the economic risks of such investment.

                  (b) The Company and Parent are purchasing the shares of Wind River Common Stock for investment for their own account and not with a view to, or for sale in connection with, any distribution thereof. The Company and Parent (either alone or together with their advisors) have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of their investment in the shares of Wind River Common Stock and are capable of bearing the economic risks of such investment.

                  (c) The U.S. Purchaser is purchasing the shares of Company Common Stock from the Trusts for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. The U.S. Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of bearing the economic risks of such investment.

                  Section 5.06. No Inducement or Reliance; Forecasts and Projections. (a) Neither Cayman Purchaser, Parent, U.S. Purchaser nor the Company has been induced by or has relied upon any representations, warranties or statements, whether express or implied, made by Wind River or the Trusts, or any of their respective Affiliates, that are not expressly set forth in this Agreement, whether or not any such representations, warranties or statements were made in writing or orally, and that (in the absence of fraud) neither Cayman Purchaser, Parent, U.S. Purchaser nor the Company will have any right or remedy arising out of any such representation, warranty or statement.

                  (b) Each of Cayman Purchaser, Parent, U.S. Purchaser and the Company acknowledges that, except as expressly set forth in this Agreement, neither Wind River nor any

Trust, nor any of their respective Affiliates, has made any representation, warranty or statement, express or implied, as to the prospects of the Company or Wind River or any of its Subsidiaries, or with respect to any forecasts or projections provided by Wind River or the Trusts, or their respective Affiliates and that (in the absence of fraud) Cayman Purchaser, Parent, U.S. Purchaser and the Company will not have any right or remedy arising out of any such representation, warranty or statement.

                  Section 5.07. Brokers and Finders. Neither Cayman Purchaser, Parent, U.S. Purchaser, the Company nor any of their Affiliates nor any of their respective directors, officers, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the Transactions other than as may be payable to Credit Suisse First Boston LLC.

                  Section 5.08. Ownership of Parent; No Prior Activities. (a) The authorized share capital of Parent consists of 900,000,000 common shares, par value $0.0001 per share, of which 15,000 Parent Class B Common Shares are outstanding, and 100,000,000 preferred shares, par value $0.0001 per share, of which one series has been designated as Parent Preferred Shares, none of which shall be issued and outstanding prior to consummation of the Transactions. All of the issued and outstanding Parent Class B Common Shares have been duly authorized and are validly issued, fully paid and nonassessable and not subject to preemptive rights. Each such outstanding Parent Class B Common Share was sold for $10 per share. Except as contemplated by this Agreement, there are no outstanding (i) securities of Parent that are convertible into or exchangeable for share capital of Parent or (ii) options or other rights to acquire from Parent, or other obligation of Parent to issue other share capital, or other securities convertible into or exchangeable for any share capital of Parent. Except as contemplated by this Agreement, Parent has no commitments (including contingent or conditional commitments) to issue or deliver any share capital. There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any of Parent's share capital. The Parent Shares, when issued, sold and delivered to the Trusts in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. Parent is a wholly-owned subsidiary of Cayman Purchaser, which is in turn wholly owned by Fox Paine Capital Fund II International, L.P., Fox Paine Capital Fund II Co-Investors International, L.P., E&A `J' Trust and FPC International GP, which are "side-by-side" partnerships of each other and their relative ownership percentages in Cayman Purchaser are the same as their relative ownership percentages in similar investments that they have jointly made.

                  (b) Except as provided in Section 5.08(a), (i) there is no share capital or other equity or voting securities of Parent authorized, reserved, issued or outstanding, (ii) Parent is not a party to any agreement creating preemptive or other outstanding rights, subscriptions, options, warrants, share appreciation rights, redemption rights, repurchase rights, convertible securities or other agreements, arrangements or commitments of any character relating to, or the value of which is determined by reference to, the issued or unissued share capital or other equity interest of Parent, and (iii) Parent is not a party to any agreement creating any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Parent does not have any outstanding bonds, debentures, notes or other similar obligations.

                  (c) The direct and indirect subsidiaries of Parent are each wholly owned by their respective parent entities and (i) no direct or indirect subsidiary of Parent is a party to any agreement creating preemptive or other outstanding rights, subscriptions, options, warrants, stock appreciation rights, redemption rights, repurchase rights, convertible securities or other agreements, arrangements or commitments of any character relating to, or the value of which is determined by reference to, the issued or unissued share capital or other equity interest of any direct or indirect subsidiary of Parent, and (ii) no direct or indirect subsidiary of Parent is a party to any agreement creating any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any direct or indirect subsidiary of Parent, and no securities or obligations evidencing such rights are authorized, issued or outstanding. No subsidiary of Parent has any outstanding bonds, debentures, notes or other similar obligations.

                  (d) Each of Cayman Purchaser, Parent, Barbados Insurance Company, U.S. Purchaser, the Company and any other direct or indirect subsidiaries of Parent was formed for the purpose of engaging in the Transactions, and, except for liabilities and obligations incurred in connection with its organization or incorporation and pursuant to the terms of this Agreement, neither Cayman Purchaser, Parent, Barbados Insurance Company, U.S. Purchaser, the Company nor any other direct or indirect subsidiary of Parent has incurred any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. Each of Parent and its direct and indirect subsidiaries has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as presently contemplated to be conducted as described in the draft Form S-1 registration statement of Parent dated as of the date of this Agreement and delivered to the Trusts on the date of this Agreement (except that Barbados Insurance Company is not currently licensed as an insurance company in Barbados).

                                   ARTICLE 6

                     COVENANTS OF WIND RIVER AND THE TRUSTS

                  Wind River and the Trusts jointly and severally agree that:

                  Section 6.01. Conduct of Business. From the date of this Agreement until the Closing Date, the Trusts shall cause Wind River and each of its Subsidiaries to, and Wind River shall, and shall cause each of its Subsidiaries to, conduct its businesses in the ordinary course consistent with past practice and to use commercially reasonable efforts to preserve intact its business organizations, goodwill and relationships with its employees and third parties (including their respective relationships with policyholders, insureds, reinsurers, agents, underwriters, brokers and investment customers) and to keep available the services of their key employees and maintain their current rights and franchises. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, without the prior written consent of Cayman Purchaser, the Trusts shall not permit Wind River or any of its Subsidiaries to, and Wind River shall not, and shall not permit any of its Subsidiaries to:

                  (a) adopt or propose any change in its certificate of incorporation or bylaws, or comparable organizational documents;

                  (b) merge or consolidate with any other Person or acquire a material amount of assets from any other Person;

                  (c) split, combine, subdivide, redeem or reclassify its capital stock;

                  (d) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into any rights, warrants or options to acquire, any such capital stock, voting securities or convertible securities (including stock appreciation rights);

                  (e) declare, set aside, make or pay any dividend or distribution in respect of its capital stock or other equity interests; provided, however, that Wind River will, prior to the Closing Date, distribute its interests in Little Round Top to the Trusts;

                  (f) liquidate or dissolve, or adopt any plan of liquidation or dissolution;

                  (g) sell, lease, license or otherwise dispose of any assets or property (not including investment securities) having a fair market value in excess of $50,000 individually or $250,000 in the aggregate;

                  (h) discharge or satisfy any material Lien or compromise or settle any material Action pending against Wind River or any of its Subsidiaries (other than first party contractual and coverage claims under insurance policies issued by the Insurance Companies and Actions under "direct action" statutes of various states, in each case, in the ordinary course of the insurance operations of Wind River and its Subsidiaries) or, except in the ordinary course of business consistent with past practice, pay or satisfy any material obligation or liability (whether fixed or contingent);

                  (i) enter into any non-competition or other agreement placing current or future limitations on the conduct of its business;

                  (j) other than in the ordinary course of business consistent with past practice or as permitted by Section 6.01(w), terminate, cancel, surrender, modify or amend, assign or give notice of intent to terminate, cancel, modify, amend or assign any Material Contract set forth in Section 3.20(a) of the Disclosure Letter or enter into any new Material Contract that would have been required to have been set forth in Section 3.20(a) of the Disclosure Letter had such Material Contract been in effect as of the date of the Original Investment Agreement;

                  (k) assume, guarantee or endorse, or otherwise become responsible for, any obligations of any other Person, or make any loans or advances to any other Person;

                  (l) enter into any new (i) agency agreement that provides or permits: (A) a premium volume limitation greater than $5 million;
         (B) a projected annual reinsurance ceded written premium greater than $5 million; (C) policy limits of liability of greater than $5 million per occurrence; or (D) a per policy retention of more than $600,000 per occurrence; or (ii) Reinsurance Agreement with ceded written premium in excess of $5 million, except in situations where the new Reinsurance Agreement is essentially a renewal of an existing agreement with substantially similar terms and conditions;

                  (m) engage in any transaction with any officer or director of Wind River or its Subsidiaries, or any Affiliate thereof other than pursuant to insurance policies written for the benefit of such persons outstanding as of the date of the Original Investment Agreement, or otherwise contemplated by this Agreement;

                  (n) (i) change its tax, reinsurance, reserving, financial or accounting policies, practices or methods, or make any change in the underwriting, marketing, pricing, claim processing, payment and risk management practices or policies, except, in each case, as required by Law or by reason of a concurrent change in GAAP or SAP, or (ii) make or rescind any material Tax election or settle or compromise any material Tax contest or other material Tax matter;

                  (o)      change its independent public accountants;

                  (p) make, or enter into any commitment to make, any capital expenditures exceeding $100,000 individually, or $300,000 in the aggregate;

                  (q) incur or guarantee any indebtedness, except for any drawing under any existing credit facility that is repaid within ten business days;

                  (r) increase in any manner the compensation, employee benefits or fringe benefits of any of its employees, enter into any commitment to pay any pension, retirement or severance benefits to any of its employees; commit itself to, or enter into, any employment or change of control agreement; adopt or commit itself to any new Employee Plan; grant any phantom stock, phantom stock options, incentive compensation or similar rights or opportunities to earn compensation, to any employee; or amend, supplement, terminate or accelerate the timing of payments, the funding of benefits or the vesting of rights and benefits under, or otherwise amend, supplement or terminate, any Employee Plan (other than as may be required by applicable Law); provided, that the foregoing shall not be considered to preclude (i) increases in the base salaries of employees in the ordinary course of business and consistent with past practice both as to timing and amount, (ii) payment of compensation and benefits pursuant to the currently existing terms of Plans or binding contracts in effect as of the date of the Original Investment Agreement or (iii) payment of severance not in excess of two months' base pay, in exchange for a release of claims, in the ordinary course of business consistent with past practice;

                  (s) forfeit, abandon, modify, waive, terminate or otherwise change any of its material insurance licenses;

                  (t) terminate, cancel or amend any insurance coverage maintained by or on behalf of Wind River or any of its Subsidiaries that is not replaced by a comparable amount of insurance coverage, except as permitted by Section 6.01(w);

                  (u) conduct transactions in investments except in material compliance with the investment policy of Wind River and its Subsidiaries a true, correct and complete copy of which as in effect on the date of the Original Investment Agreement has previously been delivered to Cayman Purchaser or one of its Affiliates, or modify or amend such investment policy in any material respect;

                  (v) enter into, negotiate, terminate, cancel, surrender, modify or amend, assign or give notice of intent to enter into, negotiate, terminate, cancel, modify, amend or assign any collective bargaining agreement;

                  (w) cancel or vary materially any material agency agreement or any reinsurance treaty, or any course of dealing thereunder, except for those agreements and treaties set forth in
         Section 6.01(w) of the Disclosure Letter; or

                  (x)      agree or commit to do any of the foregoing.

                  The Trusts shall not take, and shall not permit Wind River to take, any action that would make any representation or warranty of the Trusts or Wind River under this Agreement inaccurate such that the closing condition set forth in Section 10.02(b) shall not be satisfied as of the Closing Date.

                  Section 6.02. Access to Information. (a) From the date of this Agreement until the Closing Date, Wind River and the Trusts shall (i) give Cayman Purchaser, its counsel, financial advisors, independent accountants and other authorized representatives reasonable access (subject to, among other things, reasonable restrictions necessary to comply with applicable antitrust laws and regulations) during normal business hours and upon reasonable advance notice to Wind River to the personnel, offices, properties and Records relating to Wind River or any of its Subsidiaries, (ii) furnish to Cayman Purchaser, its counsel, financial advisors, independent accountants and other authorized representatives such financial and operating data and other information relating to Wind River or any of its Subsidiaries as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Trusts or Wind River or any of its Subsidiaries to cooperate with Cayman Purchaser in its investigation of Wind River and its Subsidiaries. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Wind River or any of its Subsidiaries.

                  (b) At the Closing, or within three business days thereof, the Trusts shall deliver, or cause to be delivered, to Wind River all Records of Wind River and any of its Subsidiaries, and all other original agreements, documents, books and records relating to Wind River or any of its Subsidiaries in the possession of the Trusts to the extent not in the possession of Wind River or any of its Subsidiaries; provided, however, that the Trusts shall retain the original federal Tax Returns of Wind River and its Subsidiaries for the taxable years 1997 through Closing and the work papers relating thereto, and the Trusts shall provide copies of such federal and state Tax Returns and related work papers to Cayman Purchaser.

                  (c) Anything in this Section 6.02 or elsewhere in this Agreement to the contrary notwithstanding, effective as of the Closing, each of Cayman Purchaser, Parent, U.S. Purchaser and the Company waives, and, effective at Closing, Wind River and its Subsidiaries waive all rights that Cayman Purchaser, Parent, U.S. Purchaser the Company, Wind River or its

Subsidiaries may have, if any, to any notes, work product or communications within the attorney-client privilege (collectively, the "Attorney Materials") to or from the Trusts or any of their Affiliates prepared or received by Drinker Biddle & Reath LLP, Appleby Spurling & Kempe and Hunter & Hunter in the course of their representation of the Trusts and Wind River in connection with and solely relating to the Transactions to the extent any such right would arise as a result of Drinker Biddle & Reath LLP, Appleby Spurling & Kempe or Hunter & Hunter also having been engaged by or receiving payments from Wind River or any of its Subsidiaries in connection with the Transactions; provided that such waivers shall be null and void and of no effect with respect to Attorney Materials that are not protected by the attorney-client privilege if it is asserted.

                  Section 6.03. Notices of Certain Events. The Trusts and Wind River shall promptly notify Cayman Purchaser of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

                  (b) any notice or other communication from any Governmental Authority in connection with the Transactions;

                  (c) the commencement of any Action relating to the Trusts or Wind River in connection with the Transactions;

                  (d) the occurrence of any event or the existence of any condition known to Wind River that would reasonably be expected to cause it to believe that any amounts due to Wind River or any of its Subsidiaries under any Reinsurance Agreement are not fully collectible (net of any reserves set forth on the Balance Sheet) by Wind River or its Subsidiaries; and

                  (e) the occurrence of any event or the existence of any condition known to Wind River that causes any representation or warranty contained in Article 3 or Article 4 to become inaccurate such that the closing condition set forth in Section 10.02(b) would not reasonably be expected to be satisfied.

                  Section 6.04. Resignations. The Trusts shall deliver to Cayman Purchaser the resignations, effective as of the Closing Date, of the directors and officers of Wind River requested by Cayman Purchaser at least 5 days prior to the Closing Date.

                  Section 6.05. Nonsolicitation. Prior to the Closing, until the termination of this Agreement, the Trusts shall not, and shall not permit Wind River or its Subsidiaries, or any Affiliate thereof, to (a) solicit any inquiries or proposals for, or enter into or continue or resume any discussions with respect to or enter into any agreement with respect to, any acquisition of shares of capital stock of, or any substantial part of the assets of, Wind River or any of its Subsidiaries, or (b) furnish or cause to be furnished any non-public information concerning the business of Wind River or any of its Subsidiaries to any Person in connection with any discussions or proposed discussions regarding any acquisition of shares of capital stock of, or any substantial part of the assets of, Wind River or any of its Subsidiaries. If at any time prior to the Closing, any Trust, Wind River or any of its Subsidiaries, or any Affiliate thereof, is approached by any Person regarding any proposal of the type described in clause
(a) of this Section 6.05, the Trusts shall promptly disclose to Cayman Purchaser the nature of such contact and identity of such Person.

                  Section 6.06. Intercompany Accounts. Except for those Contracts and insurance policies set forth on Section 6.06 of the Disclosure Letter, all intercompany Contracts between the Trusts or any of their Affiliates (other than Wind River and its Subsidiaries), on the one hand, and Wind River or any of its Subsidiaries, on the other, shall be terminated on or prior to the Closing Date; provided, however, that each of the insurance policies written by any Subsidiary of Wind River for the benefit of AMCP or AMC Group or any of their respective subsidiaries outstanding as of the date of this Agreement shall remain in effect in accordance with its terms and conditions after the Closing. All intercompany loans, advances, payables and receivables between the Trusts or their Affiliates, on the one hand, and Wind River or any of its Subsidiaries, on the other, shall be settled in full as of the Closing (other than the Senior Notes).

                  Section 6.07. Covenant Not to Compete; Nonsolicitation of Employees. (a) In consideration of the benefits of this Agreement to the Trusts and in order to induce U.S. Purchaser to enter into this Agreement, each Trust covenants and agrees that until the later of (i) the third anniversary of the Closing Date and (ii) one year from date that the Trusts shall cease to have the right to appoint an individual to the Board of Directors of the Company under the Shareholders Agreement (such period, the "Noncompetition Period"), neither the Trusts nor any of their respective Affiliates shall engage in the business of underwriting or placing insurance in competition with any of the businesses of Wind River or any of its Subsidiaries as conducted as of the Closing Date without the express written consent of Parent.

                  (b) The parties intend that the covenant contained in this Section 6.07 shall be deemed a series of separate covenants for each appropriate jurisdiction and for each year of the three year term. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce all the separate covenants deemed included in this Section 6.07 on grounds that, taken together, they cover too extensive a geographic area or extend for too long of a period of time, the parties intend that those covenants (taken in order of the least populous jurisdictions with respect to geography) that, if eliminated, would permit the remaining separate covenants to be enforced in that proceeding, shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 6.07.

                  (c) Each Trust covenants and agrees that during the Noncompetition Period it shall not, and shall cause its Affiliates not to, solicit, induce or attempt to persuade any employee or agent of the Company, Wind River or any of its Subsidiaries to terminate his or her employment or agency relationship; provided, however, that nothing contained in this Agreement shall prohibit any Trust or any Affiliate thereof from placing a general advertisement or from employing individuals who respond to any such advertisement whether or not such individuals are then employed by Wind River or any of its Subsidiaries, or from employing any individual who contacts such Trust or any of its Affiliates on an unsolicited basis.

                  (d) Of the amount payable by U.S. Purchaser to the Trusts for Company Common Stock, $10,000 shall be allocated to this Section 6.07.

                  Section 6.08. Adjustment of Principal of Senior Notes. (a) [Intentionally omitted.]

                  (b) Wind River and its Subsidiaries shall use commercially reasonable efforts to enter into settlement arrangements with the Obligors with respect to each agreement between Wind River or any of its Subsidiaries and such Obligor as soon as reasonably practicable following the date of this Agreement on such terms as Wind River and the Trusts shall in good faith determine. The gross proceeds to Wind River and its Subsidiaries from such settlement arrangements received following the Balance Sheet Date, together with any other amounts received following the Balance Sheet Date in respect to the recoverables of Wind River or any its Subsidiaries from the Obligors, are referred to as the "Obligor Proceeds," and the excess (if any) of the Obligor Proceeds over the Senior Note Adjustment Base Amount is referred to as the "Senior Note Adjustment Amount;" provided, that in no event shall the Senior Note Adjustment Amount be greater than $15 million. From and after the Closing Date, the Company shall provide the Trusts with a quarterly report detailing the receipt of any Obligor Proceeds.

                  (c) From and after the Closing Date, the principal amounts of the Senior Notes shall be adjusted on a quarterly basis by adding to principal amount of each Senior Note an amount equal to one half of the increase in the Senior Note Adjustment Amount from the Closing Date (or from the date of any prior adjustment pursuant to this sentence) through the date of such adjustment multiplied by a fraction (i) the numerator of which is the principal amount of such Senior Note as of the date of such adjustment, and (ii) the denominator of which is the aggregate principal amount of all Senior Notes as of the date of such adjustment. If, at any time after the Senior Notes are no longer outstanding, Wind River and its Subsidiaries receive Obligor Proceeds that would have resulted in one half of any Senior Note Adjustment Amount being added to the principal amount of the Senior Notes had the Senior Notes been outstanding, Wind River shall instead pay or cause to be paid to each Trust its pro rata share thereof in cash.

                  Section 6.09. Certain Employee Benefits. Wind River and the Trusts shall ensure that all individuals who are employees of Wind River or any of its Subsidiaries immediately prior to the Closing shall be fully vested, as of the Closing, in all of their accrued benefits (if any) under the American Manufacturing Corporation 401(k) Plan (the "AMC Savings Plan") and American Manufacturing Corporation and Subsidiaries Pension Plan (the "AMC Pension Plan").

                  Section 6.10. Non-Marketable Securities. Prior to the Closing, AMCD shall purchase from Wind River and its Subsidiaries all Non-Marketable Securities for a cash price equal to carrying value thereof set forth on the UNIC March 31, 2003 statutory statement. Notwithstanding anything to the contrary, the aggregate purchase price for the Non-Marketable Securities shall be at least $1,000. The Trusts shall cause Wind River and its Subsidiaries to be reimbursed for any capital contributions made by Wind River or any of its Subsidiaries in respect of the Non-Marketable Securities after March 31, 2003 and on or prior to the Closing Date, and Wind River and its Subsidiaries shall pay to the Trusts or their designee an amount equal to any distributions in respect the Non-Marketable Securities received by Wind River or any of its Subsidiaries after March 31, 2003 and on or prior to the Closing.

                  Section 6.11. Data Security. Wind River shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to continue to implement, as soon as reasonably practicable following the date of this Agreement, such practices regarding the security of their internal and external computer networks as may be appropriate given the nature of the information contained on such computer networks and the businesses operated by Wind River and its Subsidiaries, including, as may be applicable, (a) safeguards against the destruction, loss or alteration of data, (b) Internet access, (c) firewall protection, (d) DMZs, (e) password protection, (f) detection controls, (g) disaster recovery/business continuity plans and (h) the implementation of security policies and procedures.

                                   ARTICLE 7

      COVENANTS OF CAYMAN PURCHASER, PARENT, U.S. PURCHASER AND THE COMPANY

                  Each of Cayman Purchaser, Parent, U.S. Purchaser and the Company agrees that:

                  Section 7.01. Confidentiality. (a) Prior to the Closing Date and after any termination of this Agreement, if the Closing does not occur, Cayman Purchaser, Parent, U.S. Purchaser, the Company and their respective Affiliates will, except as required by Law, hold, and will cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold any nonpublic information (other than information that (i) is or becomes generally available to the public, (ii) becomes available to Cayman Purchaser, Parent, U.S. Purchaser or the Company on a non-confidential basis from a source other than Wind River or the Trusts or (iii) is independently developed by Cayman Purchaser, Parent, U.S. Purchaser or the Company) provided by Wind River or the Trusts ("Confidential Information") confidential.

                  (b) Wind River and the Trusts are not waiving, and will not be deemed to have waived or diminished any attorney work product protections, attorney-client privileges, or similar protections and privileges as a result of disclosing any Confidential Information (including Confidential Information relating to pending or threatened litigation) to Cayman Purchaser, Parent, U.S. Purchaser, the Company or their respective Affiliates and their respective representatives, regardless of whether Wind River or the Trusts have asserted or are presently entitled to assert such privileges and protections. The parties (i) share common legal and commercial interests in all of the Confidential Information, (ii) are or reasonably anticipate that they may become joint defendants in an Action and (iii) intend that such privileges and protections remain intact should any party become subject to any action or threatened Action. In furtherance of the foregoing, neither Cayman Purchaser, Parent, U.S. Purchaser, the Company, their respective Affiliates nor their representatives shall claim or contend in Actions between the parties to this Agreement that Wind River or the Trusts waived any attorney work product protections, attorney-client privileges, or similar protections and privileges with respect to any information, documents, or other material not disclosed to Cayman Purchaser, Parent, U.S. Purchaser, the Company, their respective Affiliates and their respective representatives as a result of Wind River or the Trusts disclosing any Confidential Information (including Confidential Information related to pending or threatened litigation) to Cayman Purchaser, Parent, U.S. Purchaser, the Company, their respective Affiliates or their respective representatives.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, from the commencement of discussions with respect to the Transactions, each party (and each employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the "tax treatment" and "tax structure" (as those terms are defined in Treasury Regulation Section 1.6011-4) of the Transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to any party relating to such tax treatment and tax structure. The authorization in the immediately preceding sentence does not extend to (i) disclosure of the identities of the parties, or (ii) to the extent not inconsistent with the preceding sentence, disclosure of (A) any pricing information or (B) any other term or detail not relating to the tax treatment or tax structure of the Transactions.

                  Section 7.02. Directors' and Officers' Indemnification and Insurance. (a) The provisions relating to the indemnification of directors and officers in the certificate or articles of incorporation and bylaws, or any other organizational documents, as appropriate, of Wind River and its Subsidiaries shall not be amended, repealed or otherwise modified until the sixth anniversary of the Closing Date in any manner that would adversely affect in any material respect the rights thereunder of individuals who at any time prior to the Closing Date were directors or officers of Wind River or one of its Subsidiaries in respect of actions or omissions occurring at or prior to the Closing Date (including the Transactions), unless such modification is required by law.

                  (b) Until the sixth anniversary of the Closing Date, Cayman Purchaser, Parent, U.S. Purchaser and the Company shall cause Wind River to use its commercially reasonable efforts to include those individuals who were directors and officers of Wind River or any of its Subsidiaries prior to the Closing in any liability insurance policies for directors and officers maintained by Wind River or the Company (or any successor thereto) during such period; provided that such liability insurance shall only extend to matters arising prior to the Closing.

                  (c) The provisions of this Section 7.02 are intended to be for the benefit of, and shall be enforceable by, each of the individuals who at any time prior to the Closing Date were directors or officers of Wind River or any one of its Subsidiaries and his or her heirs and legal representatives, and shall be in addition to any other rights any such individual may have.

                  Section 7.03. Notices of Certain Events. Each of Cayman Purchaser, Parent, U.S. Purchaser and the Company shall promptly notify Wind River and the Trusts of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

                  (b) any notice or other communication from any Governmental Authority in connection with the Transactions;

                  (c) the commencement of any Action relating to Cayman Purchaser, Parent, U.S. Purchaser or the Company in connection with the Transactions; and

                  (d) the occurrence of any event or the existence of any condition known to Cayman Purchaser, Parent, U.S. Purchaser or the Company that causes any representation or warranty contained in Article 5 to become inaccurate such that the Closing condition set forth in Section 10.03(b) would not reasonably be expected to be satisfied.

                  Section 7.04. Observer Rights. For so long as the Trusts, any Affiliates of the Trusts and the principal (i.e. corpus) beneficiaries of any Trust hold Related Senior Notes (as defined in the Senior Notes) with an aggregate outstanding Principal Amount (as defined in the Senior Notes) that equals at least 50% of the aggregate Principal Amount of the Related Senior Notes as of the Closing Date, the Trusts shall have the right to appoint an individual to be an observer of Parent's Board of Directors (the "Board"), which individual shall initially be Robert H. Strouse (the "Senior Notes Observer"). The Senior Notes Observer shall have the right to attend and participate in all meetings of the Board and any committees thereof and to receive all notices and information that is provided to the Board and any committee thereof in the same manner and at the same time as such notices and information are provided to the Board or any Board committee, but shall not have the right to vote on any matters presented to the Board or any Board committee.

                                   ARTICLE 8

                                MUTUAL COVENANTS

                  The parties agree that:

                  Section 8.01. Maintenance and Preservation of Records. Through the Closing Date, the Trusts shall cause Wind River to maintain or cause to be maintained the Records in all material respects in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. Each of Cayman Purchaser, Parent, U.S. Purchaser and the Company agrees that it shall preserve and keep the Records of Wind River and its Subsidiaries existing as of the Closing Date for a period of six years from the Closing Date or any longer period as may be required under Law, and shall make such Records available to the Trusts for any reasonable purpose, at the Trusts' expense, as may be reasonably requested by the Trusts. If Cayman Purchaser, Parent, U.S. Purchaser or the Company wishes to destroy such Records after that time, it shall first give 30 days' prior written notice to the Trusts and the Trusts shall have the right at their option and at their expense, upon prior written notice given to Cayman Purchaser within such 30-day period, to take possession of such Records within 60 days after the date of such notice to Cayman Purchaser. In addition, following the Closing Date, the Trusts shall allow Cayman Purchaser, Parent, U.S. Purchaser, the Company and their representatives (including its independent public accountants and counsel) reasonable access upon reasonable notice and during regular business hours, to Records that remain in the Trusts' possession. If the Trusts wish to destroy such Records, they shall first give 30 days' prior written notice to each of Cayman Purchaser, Parent, U.S. Purchaser and the Company, and each of Cayman Purchaser, Parent, U.S. Purchaser and the Company shall have the right at its option and at its expense upon written notice given to the Trusts within said 30-day period, to take possession of said Records within 60 days after the date of such notice to the Trusts.

                  Section 8.02. Regulatory and Other Authorizations. (a) Cayman Purchaser, Parent, U.S. Purchaser, the Company, Wind River and the Trusts shall cooperate with each other and (i) shall use their respective commercially reasonable efforts promptly to prepare and to file all necessary documentation, and to effect all applications, notices, petitions and filings, with each Person that are necessary or advisable to consummate the Transactions, and (ii) shall use their respective commercially reasonable efforts to obtain as promptly as practicable any Permit of such Person that is necessary or advisable to consummate the Transactions.

                  (b) Without limiting the generality of the foregoing, as soon as reasonably practicable after execution and delivery of this Agreement, Cayman Purchaser, Parent, U.S. Purchaser, the Company, Wind River and the Trusts shall make any filings required under the HSR Act. Cayman Purchaser, Parent, U.S. Purchaser, the Company, Wind River and the Trusts will each furnish all information as may be required by and will each respond as promptly as practicable to all inquiries and requests received from any other state regulatory agency properly asserting jurisdiction or by the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act in order that the requisite approvals for the Transactions be obtained or to cause any applicable waiting periods to expire.

                  (c) Cayman Purchaser, Parent, U.S. Purchaser, the Company, Wind River and the Trusts shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Cayman Purchaser, Parent, U.S. Purchaser, the Company, Wind River or any of their respective Affiliates to any Governmental Authority in connection with the Transactions (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

                  Section 8.03. Further Assurances. At any time and from time to time after the Closing, the parties shall use commercially reasonable efforts to take such actions to execute and deliver such other documents, instruments of transfer or assignment, and do all such further acts and things as may be necessary or desirable to carry out the Transactions. Each party shall, on or prior to the Closing Date, use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent set forth in Article 10, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Transactions.

                  Section 8.04. Employee Benefit Matters. (a) Wind River and its Subsidiaries shall make contributions to the AMC Savings Plan with respect to their employees' benefits up to and including the Closing Date in accordance with the arrangements in effect as of the date of this Agreement. Wind River and its Subsidiaries shall have no obligation to make, and shall not make, any contributions to the AMC Pension Plan or any payments to AMCP, the Trusts or any of their respective Affiliates with respect to the AMC Pension Plan at any time after the date of the Original Investment Agreement, except in the ordinary course of business consistent with past practices and not in amounts to exceed $300,000.

                  (b) The Trusts and their Affiliates (other than Wind River and it Subsidiaries) shall remain solely responsible for claims for the type of benefits described in Section 3(1) of ERISA (whether or not covered by ERISA) ("Welfare Benefits") that are incurred by or with respect to employees of Wind River and its Subsidiaries and their beneficiaries and dependents on or before the Closing Date and claims relating to COBRA Coverage attributable to

"qualifying events" with respect to any employees of Wind River and its Subsidiaries and their beneficiaries and dependents that occur on or before the Closing Date. For purposes of the foregoing, a medical/dental claim shall be considered incurred when the services are rendered, the supplies are provided or medication is prescribed, and not when the condition arose; provided that claims relating to a hospital confinement that begins on or before the Closing Date but continues thereafter shall be treated as incurred on or before the Closing Date. A disability claim shall be considered incurred on or before the Closing Date if the injury or condition giving rise to the claim occurs on or before the Closing Date. Wind River and its Subsidiaries shall pay AMCP for the provision of Welfare Benefits up to and including the Closing Date in accordance with the cost-sharing arrangements in effect as of the date of this Agreement.

                  (c) As of the Closing Date, employees of Wind River and its Subsidiaries shall cease to participate in all Employee Plans other than the Wind River Plans.

                  (d) (i) As of or as soon as practicable after the Closing Date, Wind River shall establish a defined contribution savings plan intended to qualify under Sections 401(a) and 401(k) of the Code (the "Wind River Savings Plan"). Upon the compliance by Wind River with the requirements of Section 8.04(d)(ii), the Trusts shall cause the sponsor of the AMC Savings Plan to direct the trustee of the AMC Savings Plan to transfer to the trust under the Wind River Savings Plan liability for the account balance of each participant in the AMC Savings Plan who is an employee of Wind River or any of its Subsidiaries (the "Wind River Participants"), together with cash, cash equivalents or other mutually acceptable property, the value of which on such transfer date is equal to the liability; provided, that any outstanding participant loans to Wind River Participants shall be transferred in kind. Wind River shall cause the Wind River Savings Plan to continue to administer the outstanding participant loans which are transferred in kind in accordance with the transferred amortization schedules to which they are subject. Wind River shall timely submit the Wind River Savings Plan to the IRS for a favorable determination letter with respect to the qualification thereof under Sections 401(a) and 401(k) of the Code and shall make such changes as the IRS may required in order to issue such a determination letter and shall provide the Trusts with evidence of such submission and of receipt of a favorable determination letter.

                  (ii) Wind River shall provide the Trusts with written evidence of (A) the adoption of the Wind River Savings Plan by Wind River and
(B) the creation of the trust thereunder. Wind River, the Trusts and the Trusts' Affiliates shall cooperate in the filing of any IRS Forms 5310 required by the transfer of assets and liabilities described in this Agreement, and anything contained in this Section 8.04(d) to the contrary notwithstanding, the transfer of assets and liabilities described in this Section 8.04(d) shall not take place until the 31st day following the filing of all required IRS Forms 5310. In addition, Wind River, the Trusts and the Trusts' Affiliates shall cooperate in
(I) making all other filings required under the Code or ERISA and any applicable securities laws, (II) implementing all appropriate communications with participants, (III) transferring appropriate records and (IV) taking all such other actions as may be necessary and appropriate to implement the provisions of this Section 8.04(d) in a timely manner.

                                   ARTICLE 9

                                   TAX MATTERS

                  Section 9.01. Indemnification by the Trusts. (a) The Trusts shall jointly and severally indemnify and hold harmless Cayman Purchaser, Parent, U.S. Purchaser, Company, Wind River and each Subsidiary against the following Taxes and Tax Detriments and, except as otherwise provided in Section 9.05, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection therewith (individually or in the aggregate, "Tax Contest Expenses"): (i) any Taxes of the Trusts, Wind River or any Subsidiary that are allocable or that relates to a Pre-Closing Tax Period to the extent such Taxes exceed any accrual or reserves in respect thereof (not taking into account any accrual for deferred Taxes); (ii) any Taxes of any Person other than Wind River or any of its Subsidiaries for which Wind River or any Subsidiary may be liable under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or non-U.S. law), as a transferee or successor, by contract or otherwise; (iii) any Taxes imposed on Cayman Purchaser or any Affiliate thereof (including Wind River or any of its Subsidiaries) resulting from a breach of any representation or warranty contained in Section 3.16; (iv) any Taxes imposed on Cayman Purchaser or any of its Affiliates (including Wind River and its Subsidiaries) arising out of a breach of any covenant or agreement made in this
Article 9 by any of the Trusts; (v) any and all Taxes and Tax Detriments suffered by Cayman Purchaser or any Affiliate thereof (including Wind River or any of its Subsidiaries) as a result of any action by or transaction involving Wind River or any of its Subsidiaries between January 1, 2003 and the Closing Date; and (vi) the excess, if any, of $19.5 million over the amount of federal income Tax refund actually received by Wind River and its Subsidiaries within two years of the Closing Date as a result of the carrying back of net operating losses and capital losses from the taxable year ending December 31, 2002.

                  (b) The Trusts shall indemnify and hold harmless, as appropriate, Cayman Purchaser and each of its Affiliates (including Wind River and its Subsidiaries) from any and all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees incurred in connection with the Transactions ("Transfer Taxes"), regardless of the Person responsible for such Taxes under applicable law.

                  (c) For purposes of this Section 9.01, in the case of any Taxes (other than Transfer Taxes) that are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such taxable period ending on the Closing Date shall (i) in the case of Property Taxes, be deemed to be the amount of such Tax for the entire taxable period (or, in the case of such Property Taxes determined on an arrears basis, the amount of such Tax for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period and (ii) in the case of any Taxes (other than Property Taxes), be deemed equal to the amount that would be payable if the relevant taxable period ended on the Closing Date.

                  (d) Any payment pursuant to this Section 9.01 shall be made in immediately available funds not later than two business days before the date payment of the Taxes to which such payment relates is due, or, if no Tax is payable, within 15 days after written demand is made for such payment. Notwithstanding any provision to the contrary in this Agreement, any and all indemnification payments made pursuant to this Article 9 shall be made to the party that actually incurred the Tax loss and shall be made net of any Tax benefits actually realized by such party as a result of such Tax loss.

                  Section 9.02. Filing of Tax Returns. All Tax Returns required to be filed by Wind River or any of its Subsidiaries on or after the Closing Date with respect to any taxable period ending on or prior to the Closing Date will be filed by Wind River or the applicable Subsidiary when due (taking into account extensions). Any such Tax Return shall be prepared or caused to be prepared by the Trusts, in a manner consistent with past practices (including any elections and accounting methods, except to the extent required by Law or to the extent counsel for the Trusts renders a legal opinion, in form and substance reasonably satisfactory to Cayman Purchaser and the Trusts, that a Tax Return cannot be so prepared and filed without being subject to penalties) and shall be submitted by the Trusts to Cayman Purchaser (together with schedules, statements and, to the extent requested by Cayman Purchaser, supporting documentation, including any Tax Returns, statements and supporting documentation prepared on a pro forma basis for any Subsidiary that is included in a Tax Return filed on a consolidated, combined or unitary basis for such taxable period at least 20 business days prior to the due date (including extensions) of such Tax Return. Cayman Purchaser shall have the right to review all work papers and procedures used to prepare any such Tax Return. If Cayman Purchaser, within 10 business days after delivery of a copy of such Tax Return, notifies the Trusts in writing that it objects to any items in such Tax Return (approval not to be unreasonably withheld), the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) by KPMG LLP (Philadelphia Office) or Deloitte & Touche LLP (Philadelphia Office), such firm to be chosen by and mutually acceptable to both Cayman Purchaser and the Trusts. Upon resolution of all such items, the relevant Tax Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. The final Tax Return will then be submitted to Wind River to execute and file. The costs, fees and expenses of such accounting firm shall be borne equally by Cayman Purchaser and the Trusts. The Trusts shall not cause Wind River or any Subsidiary to file any amended Tax Return without the prior written consent of Cayman Purchaser. All Tax Returns required to be filed by Wind River or any of its Subsidiaries for any taxable period ending after the Closing Date shall be prepared at the direction of Cayman Purchaser; provided, that, in the case of any taxable period that begins before and ends after the Closing Date,
(i) the Trusts shall be entitled to review and approve such Tax Returns, such approval not to be unreasonably withheld, conditioned or delayed and (ii) any dispute relating to such Tax Returns shall be resolved in the manner described in this Section 9.02. Anything in this Section 9.02 to the contrary notwithstanding, except as otherwise required by Law, any income Tax Return of Wind River for the "S short year" (as defined in Section 1362(e) of the Code) shall be prepared on the basis of a closing of the books and Wind River and the Trusts will execute any elections or consents required in connection with the filing of such Tax Returns on such basis.

                  Section 9.03. Tax Refunds. Any refund with respect to Taxes of Wind River or any of its Subsidiaries shall be the property of Wind River or the applicable Subsidiary.

                  Section 9.04. Cooperation. Wind River, Cayman Purchaser and the Trusts shall furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to Records) and assistance relating to Wind River and its Subsidiaries as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Each of Cayman Purchaser and the Trusts shall make its (or its Affiliates') employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided under this Agreement and shall retain or cause to be retained all Records related to Taxes in its possession pertinent to Wind River and its Subsidiaries until the applicable period for assessment under applicable Law (giving effect to any extensions or waivers) has expired, and to abide by (or cause any party in possession thereof to abide by) all record retention agreements entered into with any Tax Authority. Prior to Cayman Purchaser, the Trusts or any Affiliates of either Cayman Purchaser or the Trusts disposing of any Records related to Taxes, notice shall be given to the other party providing reasonable terms allowing such other party, at its sole expense, to take possession of such Records. Any information obtained under this Section 9.04 shall be kept confidential, except as may be necessary in connection with the filing of Tax Returns or the conduct of any audit or other proceeding relating to Taxes. The Trusts, Affiliates of the Trusts, Cayman Purchaser and Wind River and its Subsidiaries will cooperate in the filing of all necessary Tax Returns and other documentation with respect to the Transactions.

                  Section 9.05. Contests. (a) If any Tax Authority asserts a Tax Claim with respect to Wind River or any of its Subsidiaries, then the party first receiving notice of such Tax Claim promptly shall provide written notice thereof to the other party or parties; provided, however, that the failure of such party to give such prompt notice shall not relieve the other party of any of its obligations under this Article 9, except to the extent that the other party is actually prejudiced thereby. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of the relevant portion of any correspondence received from the Tax Authority.

                  (b) The Trusts shall have the right to control, at their own expense, any audit, examination, contest, litigation or other proceeding with respect to Taxes by or against any Tax Authority (a "Tax Proceeding") in respect of Wind River or any of its Subsidiaries for any taxable period that ends on or before the Closing Date but only to the extent that such Tax Proceeding relates to a potential adjustment for which the Trusts have acknowledged in writing their liability under this Agreement to hold Cayman Purchaser, Wind River and its Subsidiaries harmless against the full amount of any adjustment that may be made as a result of such Tax Proceeding (or in the case of any taxable year that includes the Closing Date, against that portion of any adjustment allocable to the Pre-Closing Tax Period under Section 9.01(a)). If the Trusts do not expressly assume the defense of any such Tax Proceeding by providing Cayman Purchaser with written notice of the Trusts' intent to control such Tax Proceeding within 45 days after first receiving notice of such Tax Proceeding, Cayman Purchaser may defend the same in such manner as it may deem appropriate; provided, that such 45-day period shall be extended for such additional period as may be reasonably necessary (but not to exceed an additional 45 days) in order to allow the Trusts to determine whether they should acknowledge liability as provided in this Section 9.05(b); and provided further, that the Trusts shall reimburse Cayman Purchaser for its reasonable fees for attorneys and other outside consultants incurred during such additional period. Notwithstanding the foregoing, in the event that issues relating to a potential adjustment for which the Trusts have acknowledged their liability are required to be dealt with in the same Tax Proceeding as separate issues relating to a potential adjustment for which Cayman Purchaser, Wind River or any of its Subsidiaries would be liable, Cayman Purchaser shall have the right to control the Tax Proceeding in accordance with the principles set forth in Section 9.05(c). Any Tax Proceeding controlled by the Trusts shall be conducted as follows: (i) the Trusts shall provide Cayman Purchaser with a timely and reasonably detailed account of each stage of such Tax Proceeding; (ii) the Trusts shall consult with Cayman Purchaser before taking any significant action in connection with such Tax Proceeding; (iii) the Trusts shall consult with Cayman Purchaser and offer Cayman Purchaser an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding; (iv) the Trusts shall defend such Tax Proceeding diligently and in good faith as if they were the only parties in interest in connection with such Tax Proceeding; (v) Cayman Purchaser shall be entitled to participate, at its own expense, in such Tax Proceeding and receive copies of any written materials relating to such Tax Proceeding received from the relevant Tax Authority (except that all Tax Contest Expenses relating to an item described in Section 9.01(a)(v) shall be borne by the Trusts and the Trusts agree to indemnify and hold harmless Cayman Purchaser and Wind River and its Subsidiaries for any such costs); and (vi) the Trust shall not settle, compromise or abandon any such Tax Proceeding, if such action could have an adverse impact on Cayman Purchaser, any Affiliate of Cayman Purchaser (including Wind River or any of its Subsidiaries), without obtaining the prior written consent of Cayman Purchaser, which consent shall not be unreasonably withheld or delayed.

                  (c) In the case of a Tax Proceeding for a taxable year or period of Wind River or any of its Subsidiaries beginning on or before and ending after the Closing Date, Cayman Purchaser shall have the right to control such Tax Proceeding; provided, however, that (i) Cayman Purchaser shall provide the Trusts with a timely and reasonably detailed account of each stage of such Tax Proceeding; (ii) Cayman Purchaser shall consult with the Trusts before taking any significant action in connection with such Tax Proceeding; (iii) Cayman Purchaser shall consult with the Trusts and offer the Trusts an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding; (iv) Cayman Purchaser shall defend such Tax Proceeding diligently and in good faith as if it were the only party in interest in connection with such Tax Proceeding; (v) the Trusts shall be entitled to participate in such Tax Proceeding, at their own expense, if such Tax Proceeding could have an adverse impact on the Trusts or any of their Affiliates; and (vi) Cayman Purchaser shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld or delayed, of the Trusts if such settlement, compromise or abandonment could have an adverse impact on the Trusts or any of its Affiliates.

                  (d) Cayman Purchaser shall have the exclusive right to control any Tax Proceeding involving Wind River or any of its Subsidiaries (other than any Tax Proceeding described in Section 9.05(b) or (c)).

                  Section 9.06. Coordination. Notwithstanding any other provision of this Agreement, claims for indemnification with respect to Taxes and the procedures with respect thereto shall be governed exclusively by this
Article 9.

                  Section 9.07. Miscellaneous. (a) The parties agree to treat all payments made by them to or for the benefit of the other (including any payments to Wind River or any Subsidiary) under this Article 9, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the purchase price paid by U.S. Purchaser to the Trusts or as capital contributions for Tax purposes, as appropriate, and that such treatment shall govern for purposes of this Agreement except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

                  (b) All payments payable under any Tax sharing agreement to which Wind River or any Subsidiary is a party for any taxable period ending on or prior to the Closing Date shall be calculated on a basis consistent with that used to date and be payable in full on the Closing Date (or a reasonable estimate thereof), notwithstanding any later time for payment set forth in any such agreement. Except as provided in the preceding sentence, all such Tax sharing agreements shall be terminated and shall be of no further force or effect (with respect to any past, present or future period) as of the Closing Date, and there shall be no liability of Wind River or any Subsidiary as of the Closing Date under any such Tax sharing agreements.

                  (c)      For purposes of the indemnification provided by
Section 9.01 and notwithstanding any provision to the contrary, references to Cayman Purchaser shall be deemed to include the direct and indirect shareholders of Cayman Purchaser.

                  Section 9.08. No Election under Section 338(h)(10). No election under Section 338(h)(10) of the Code shall be made with respect to the Transactions.

                                   ARTICLE 10

                                   CONDITIONS

                  Section 10.01. Mutual Conditions. The obligations of each party to consummate the Transactions are subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

                  (a) The applicable waiting period (and any extension thereof) under the HSR Act relating to the Transactions shall have expired or been terminated.

                  (b) All consents, authorizations, orders and approvals set forth on Schedule D shall have been obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired.

                  (c) No provision of any applicable Law and no judgment, injunction, order or decree of any Governmental Authority shall, and no Action shall have been commenced seeking to, prohibit the consummation of the Transactions.

                  Section 10.02. Conditions to Obligations of Cayman Purchaser, Parent, U.S. Purchaser and the Company. The obligations of Cayman Purchaser, Parent, U.S. Purchaser and the Company to consummate the Transactions are subject to the satisfaction or waiver on or prior to the Closing of the following further conditions:

                  (a) Each of the Trusts shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date, and Cayman Purchaser shall have received a certificate signed by a trustee of each Trust to the foregoing effect.

                  (b) Wind River shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date, and Cayman Purchaser shall have received a certificate signed by each officer of Wind River and its Subsidiaries listed on Schedule E to the foregoing effect.

                  (c) The representations and warranties of the Trusts in this Agreement shall be true and correct (without regard to any qualification as to materiality) in all material respects when made and at and as of the Closing Date, as if made at and as of such date (except for representations and warranties that speak as of a specific date (without giving effect to the reference to the date of the Original Investment Agreement in the introductory provision of Articles III and IV), which shall be true and correct in all material respects as of such date), and Cayman Purchaser shall have received a certificate signed by a trustee of each Trust to the foregoing effect.

                  (d) The representations and warranties of Wind River in this Agreement shall be true and correct (without regard to any qualification as to materiality) in all material respects when made and at and as of the Closing Date, as if made at and as of such date (except for representations and warranties that speak as of a specific date (without giving effect to the reference to the date of the Original Investment Agreement in the introductory provision of Article
         III), which shall be true and correct in all material respects as of such date), and Cayman Purchaser shall have received a certificate signed by each officer of Wind River and its Subsidiaries listed on Schedule E to the foregoing effect.

                  (e) From and after the date of this Agreement, there shall not have occurred any Material Adverse Change.

                  (f) Each of the Trusts shall have delivered to Cayman Purchaser a duly executed certificate, in form and substance satisfactory to Cayman Purchaser, to the effect that such party is not a "foreign person" as defined in Section 1445(f) of the Code.

                  (g) Each Employment Agreement shall have been executed and delivered and be in full force and effect, enforceable in accordance with its terms.

                  (h) Except as permitted by Section 6.01(w), neither Wind River nor any of its Subsidiaries shall have cancelled any agency agreement or any reinsurance treaty, other than in the ordinary course of business consistent with past practice.

                  (i) A.M. Best shall not have downgraded any of the Insurance Companies below a rating of "A" (without any negative outlook or similar qualification).

                  (j) Cayman Purchaser shall have received confirmation from A.M. Best that, following the consummation of the Transactions, the Insurance Companies will be rated as least "A" (without any negative outlook or similar qualification).

                  (k) The Insurance Companies shall have received commitments for an amount of collateral from their reinsurance partners equal to at least $650 million in the aggregate.

                  (l) Cayman Purchaser shall have received a certificate signed by the Chief Financial Officer of UNIC certifying on behalf of UNIC that in his good faith judgment (i) the Adjusted Statutory Surplus of UNIC will not be less than $240 million as of the Closing Date, and
         (ii) except as indicated thereon, he is not aware of any specific facts or circumstances applicable to any reinsurance companies that would lead him to believe that any amounts due to Wind River or any of its Subsidiaries under any Reinsurance Agreement are not fully collectible (net of any reserves) by Wind River or its Subsidiaries and no such amounts are disputed, and Cayman Purchaser shall not have reasonably objected to the factual matters or calculations contained in such certificate, or on which such certificate is based.

                  (m) Neither the Trusts nor Wind River or any of its Subsidiaries shall have taken any action to terminate any Employee Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, and no such Employee Plan shall have otherwise been terminated.

                  Section 10.03. Conditions to Obligations of Wind River and the Trusts. The obligations of Wind River and the Trusts to consummate the Transactions are subject to the satisfaction or waiver on or prior to the Closing Date of the following further conditions:

                  (a) Each of Cayman Purchaser, Parent, U.S. Purchaser and the Company shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date, and Wind River and the Trusts shall have received a certificate signed by an appropriate officer of each of Cayman Purchaser, Parent, U.S. Purchaser and the Company to the foregoing effect.

                  (b) The representations and warranties of each of Cayman Purchaser, Parent, U.S. Purchaser and the Company in this Agreement shall be true and correct (without regard to any qualification as to materiality) in all material respects when made and at and as of the Closing Date, as if made at and as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), and Wind River and the Trusts shall have received a certificate signed by an appropriate officer of each of Cayman Purchaser, Parent, U.S. Purchaser and the Company to the foregoing effect.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

                  Section 11.01. Survival. (a) The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant to or in connection with this Agreement shall not survive the Closing; provided, however, that the representations and warranties contained in Sections 3.13 (Employee Benefits) and 3.26 (Environmental Matters) shall survive until the third anniversary of the Closing Date, the representations and warranties contained in Section 3.16 (Taxes) (but solely to the extent applicable to income Taxes) shall survive until 30 days after expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), and the representations and warranties contained in Sections 3.01 (Organization, Good Standing and Qualification), 3.02 (Corporation Authorization; Approvals), 3.04 (Capital Structure), 4.01 (Organization), 4.02 (Authorization; Approvals), 4.05 (Ownership of Wind River Common Stock), 5.01 (Organization), 5.02 (Authorization; Approvals), 5.05 (Purchase for Investment) and 5.08 (Ownership of Parent; No Prior Activities) shall survive indefinitely. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity, providing reasonable detail of such inaccuracy or breach, shall have been given to the party against whom such indemnity may be sought prior to such time.

                  (b) The obligations under this Agreement that by their terms contemplate performance after the Closing (including those set forth in Section 11.02) shall survive the Closing Date until the performance thereof.

                  Section 11.02. Indemnification. (a) The Trusts shall, jointly and severally (other than with respect to Sections 4.01, 4.02 and 4.05, indemnification obligations with respect to which shall be several and not joint), indemnify Cayman Purchaser, Wind River, each of the Subsidiaries, and their respective officers, directors, employees, Affiliates and their respective successors and assigns (the "Indemnified Persons") against and hold each Indemnified Person harmless from any damage, loss (including, with respect to Cayman Purchaser, any loss in the value of its investment in Wind River), liability and expense (including reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any Action) ("Damages") incurred or suffered by any Indemnified Person arising out or otherwise in respect of (i) any misrepresentation or breach of representation, warranty, covenant or agreement made or to be performed by Wind River or the Trusts pursuant to this Agreement (without regard to any qualification as to materiality or Material Adverse Change in such representation, warranty, covenant or agreement) and that survives the Closing pursuant to Section 11.01,
(ii) any operations of Wind River not related to the insurance and related businesses and activities carried on by AIS and its Subsidiaries, including Wind River's investment in Little Round Top and (iii) any and all liabilities arising under or relating to any of the Title IV Plans or the Employee Plans (other than the SAR Agreements and the other Wind River Plans), whether incurred before, on or after the Closing, including liabilities under Title IV or Section 302 of ERISA or Section 412 or Section 4971 of the Code, and liabilities resulting from a failure to comply with the continuation coverage requirements of Sections 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of Sections 9801 et seq. of the Code and Sections 701 et seq. of ERISA.

                  (b)      Any indemnification payment due from the Trusts under
Section 11.02(a) to Wind River or any of its Subsidiaries shall be paid in the following manner following written notice thereof from Cayman Purchaser to the
Trusts: (i) such indemnification shall be deducted first from any accrued but unpaid interest on the Senior Notes, then from the then outstanding principal amount of the Senior Notes and (ii) if the principal amount of the Senior Notes shall be zero, such indemnification payment shall be paid by the Trusts. To the extent of any offset of any indemnification payment against the Senior Notes, such offset shall constitute satisfaction in full of the Trusts' obligation to make such a payment and no Indemnified Person shall have any right to recover such payment directly from the Trusts. If the amount of any indemnification payment offset against the Senior Notes as provided in this Section 11.02(b) is determined to have been in excess of the proper amount or the Claim relating thereto is determined to be invalid, Wind River shall reinstate the principal amount of the Senior Notes in their proper amount, or repay the proper amount to the Trusts in cash.

                  (c) This Section 11.02 shall not apply to indemnification for Taxes, which shall be governed by Article 9.

                  Section 11.03. Procedures. (a) Each Indemnified Person shall give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any Action ("Claim") in respect of which indemnity may be sought under Section 11.02 and to provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under Section 11.02, except to the extent such failure shall have actually prejudiced the Indemnifying Party.

                  (b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any Person not a party to this Agreement ("Third Party Claim") and, subject to the limitations set forth in this Section 11.03, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense. Within 30 days following the receipt of notice by the Indemnifying Party of any Third Party Claim and such documentation relating to such Third Party Claim in the possession of the Indemnified Person that the Indemnifying Party reasonably requests, the Indemnifying Party shall provide notice to the Indemnified Person of its election to assume control of the defense of such Third Party Claim in accordance with the provisions of this Section 11.03.

                  (c) If the Indemnifying Party assumes the control of the defense of any Third Party Claim in accordance with the provisions of this
Section 11.03, (i) the Indemnified Person (A) will not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent (such consent not to be unreasonably withheld or delayed) and (B) will agree to any settlement of such Third Party Claim if such settlement fully, completely and unconditionally releases the Indemnified Person from all liabilities and obligations with respect to such Third Party Claim and does not impose any injunctive or other equitable relief against the Indemnified Person (and, without the Indemnified Person's consent (which consent shall not be unreasonably withheld or delayed) the Indemnifying Party will not enter into any settlement which does not satisfy such criteria) and (ii) the Indemnified Person shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose at its own expense and shall not be responsible for any attorneys' fees of the Indemnifying Party; provided, however, that the Indemnified Person shall have the right to employ, at the Indemnifying Party's expense, one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent the Indemnified Person if, in the Indemnified Person's reasonable judgment, there exists an actual or potential conflict of interest between the Indemnified Person and the Indemnifying Party or if the Indemnifying Party (A) elects not to defend, compromise or settle a Third-Party Claim, (B) fails to notify the Indemnified Person within the required time period of its election as provided in this Section 11.03 or (C) having timely elected to defend a Third-Party Claim, fails, in the reasonable judgment of the Indemnified Person, after at least 30 days' notice to the Indemnifying Party, to adequately prosecute or pursue such defense, and in each such case the Indemnified Person may defend such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party; provided, that the Indemnified Person shall defend the Third Party Claim in good faith and shall not enter into any settlement of such Third Party Claim without the prior consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed); and provided, further, that the Indemnifying Party may resume within a reasonable period of time under the circumstances its right to defend, compromise or settle a Third Party Claim upon providing written notice thereof to the Indemnified Person and thereafter shall not be liable for the fees and expenses of the Indemnified Person's counsel (except for such fees and expenses as are incurred in the transition of such defense to the Indemnifying Party).

                  (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

                  Section 11.04. Calculation of Damages. The amount of any Damages for which an Indemnifying Party may be liable under Section 11.02 shall be reduced by any amounts actually received by an Indemnified Person or any of its Affiliates with respect thereto under any insurance coverage or from any other Person alleged to be responsible therefor and by the amount of the net Tax benefit, if any, realized by the Indemnified Person as a result of the event giving rise to Damages, and shall be increased to take account of the net Tax cost, if any, incurred by the Indemnified Person arising from the receipt of indemnity payments under this Agreement (grossed up for such increases), in each case when and as such Tax benefit or Tax cost is actually realized through a reduction or increase in Taxes otherwise due. If an Indemnified Person or any of its Affiliates receives an amount under insurance coverage or from such other party with respect to Damages at any time subsequent to any indemnification provided by an Indemnifying Party pursuant to Section 11.02, then such Indemnified Person shall promptly reimburse the Indemnifying Party.

                  Section 11.05. Exclusivity. From and after the Closing, the rights of the Indemnified Persons under Article 9 and this Article 11 shall be the sole and exclusive rights and remedies with respect to any Claims such Indemnified Person may have against the Trusts or any of their Affiliates relating to the subject matter of this Agreement (including any Claim for breach of representation, warranty, covenant or agreement), whether at law or in equity, and Cayman Purchaser, Parent, U.S. Purchaser and the Company waive any other rights and remedies. Notwithstanding the foregoing, it is understood that nothing in this Agreement shall prohibit any party from exercising its rights to seek specific performance or injunctive or similar relief for a breach of any covenant or agreement.

                  Section 11.06. Trust Arrangements. (a) Each of the Trusts covenants and agrees that such Trust shall not distribute any Senior Notes or Parent Shares held by such Trust until the date that is the fourth anniversary of the Closing Date; provided, that if any Claim shall be pending on such date and the aggregate outstanding principal amount of the Senior Notes (together with accrued but unpaid interest thereon) shall be less than the amount of such Claim, the Trusts shall be restricted from distributing any Parent Shares until such Claim shall have been resolved (such period, the "Indemnity Period").

                  (b) Notwithstanding Section 11.06(a) but subject to any restrictions set forth in the Shareholders Agreement or in the Senior Notes, any Trust may, during the Indemnity Period, distribute Senior Notes or Parent Shares held by such Trust (i) following five business days' notice to Cayman Purchaser, to another Trust, an Affiliate of the Trusts or to the principal (i.e. corpus) beneficiaries of any Trust if prior thereto such transferee assumes all of the obligations of such Trust under Article 11 and Section 9.01 and covenants to satisfy the requirements of this Section 11.06, in each case in form and substance reasonably satisfactory to Cayman Purchaser or (ii) to any other Person; provided that the written consent of Cayman Purchaser with respect thereto is obtained prior to such distribution, which consent shall not be unreasonably withheld or delayed as long as such other Person assumes all of the obligations of such Trust under Article 11 and Section 9.01 and covenants to satisfy the requirements of this Section 11.06, in each case in form and substance reasonably satisfactory to Cayman Purchaser and Cayman Purchaser reasonably believes that its rights under Article 11 and Section 9.01 would not be adversely affected by such distribution.

                                   ARTICLE 12

                                   TERMINATION

                  Section 12.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of the Trusts and Cayman Purchaser;

                  (b) by either the Trusts or Cayman Purchaser if the Closing shall not have occurred on or before September 30, 2003; provided, that the failure of the Closing to have occurred on or before such date did not result from the material breach of the party seeking to terminate this Agreement of its obligations under this Agreement;

                  (c) by Cayman Purchaser if there has been a material breach of any of the obligations, representations and warranties of Wind River or the Trusts such that Section 10.02(a), (b), (c) or (d) will not be satisfied;

                  (d) by the Trusts if there has been a material breach of any of the obligations, representations and warranties of Cayman Purchaser, Parent, U.S. Purchaser or the Company such that Section 10.03(a) or (b) will not be satisfied; or

                  (e) by either the Trusts or Cayman Purchaser if consummation of the Transactions would violate any final nonappealable order, decree or judgment of any Governmental Authority.

The party desiring to terminate this Agreement shall give written notice of such termination to each other party, which notice shall be effective upon receipt.

                  Section 12.02. Effect of Termination. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of any party to the other parties; provided that if such termination shall result from the deliberate (a) failure of any party to fulfill a condition of performance of the obligations of any other party under this Agreement, (b) failure of any party to perform a material obligation under this Agreement or
(c) material breach by any party of any representation or warranty contained in this Agreement, and, at the time of termination the terminating party was not in breach of its obligations under this Agreement such that the non-terminating party would have been entitled to terminate this Agreement, such non-terminating party shall be fully liable for any Damages incurred or suffered by the other parties as a result of such failure or breach. Upon termination, this Agreement shall become void and be without further force and effect and the Transactions shall be abandoned by the parties without further action; provided, that the provisions of this Section 12.02 and Sections 13.03, 13.05, 13.06 and 13.07 shall survive any such termination.

                                   ARTICLE 13

                                  MISCELLANEOUS

                  Section 13.01. Notices. All notices, requests and other communications to any party in connection with this Agreement shall be in writing and delivered personally, sent by documented overnight delivery service and shall be given, if to Cayman Purchaser, Parent, U.S. Purchaser or the Company, to:

                           c/o Fox Paine & Company, LLC
                           950 Tower Lane, Suite 1150
                           Foster City, California 94404
                           Attention: Saul A. Fox

                  with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention:  Elliott V. Stein
                                         Mitchell S. Presser

                  if to Wind River, to:

                           Wind River Investment Corporation
                           c/o American Manufacturing Corporation
                           300 Delaware Avenue, Suite 1215
                           Wilmington, Delaware 19801
                           Attention:  Robert H. Strouse
                  with a copy to:

                           The AMC Group, L.P.
                           555 Croton Road, Suite 300
                           King of Prussia, Pennsylvania 19406
                           Attention:  General Counsel

                  with a copy to:

                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th & Cherry Streets
                           Philadelphia, Pennsylvania 19103-6996
                           Attention: Robert C. Juelke

if to any Trust, to the address set forth opposite the name of such Trust on Schedule A. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

                  Section 13.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against whom such waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

                  Section 13.03. Expenses. All costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such cost or expense; provided, however, that (a) Wind River shall pay all filing fees under the HSR Act incurred by Cayman Purchaser or its Affiliates in connection with the Transactions, and (b) if the Transactions are consummated, the Company shall reimburse Cayman Purchaser and its applicable Affiliates for all reasonable out-of-pocket expenses incurred by Cayman Purchaser and such Affiliates in connection with the Transactions.

                  Section 13.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of each other party.

                  Section 13.05. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and wholly-performed within such state, without regard to the conflicts of law principles of such state.

                  Section 13.06. Jurisdiction. Except as otherwise set forth in this Agreement, any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such Action, and each of the parties irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action that is brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be deemed effective service of process on such party.

                  Section 13.07. WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

                  Section 13.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if such signatures were upon the same instrument. A facsimile or photocopied signature (which may be delivered by facsimile) shall be deemed to be the functional equivalent of an original for all purposes. This Agreement shall become effective when each party shall have received a counterpart of this Agreement signed by the other party. Except as provided in Section 7.02(c), no provision of this Agreement is intended to confer and shall not confer upon any Person other than the parties any rights or remedies.

                  Section 13.09. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement, including the letter of intent dated as of March 8, 2003 by and between Fox Paine and Wind River and the Original Investment Agreement.

                  Section 13.10. Captions. The captions are included in this Agreement for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement. All references to Sections or Articles contained in this Agreement shall be to Sections or Articles of this Agreement unless otherwise stated.

                  Section 13.11. Specific Performance. The parties acknowledge and agree that irreparable damage would occur if any party fails to consummate the Transactions in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity.

                  Section 13.12. Severability. If this Agreement, or any of its provisions, or the performance of any provision, is found to be illegal or unenforceable, the parties shall be excused from the performance of such portions of this Agreement as shall be found to be illegal or unenforceable without affecting the validity of the remaining provisions of this Agreement;

provided, however, that the remaining provisions of this Agreement shall in their totality constitute a commercially reasonable agreement.

                  Section 13.13. Publicity. Prior to the earlier of the termination of this Agreement and the Closing the parties shall use reasonable best efforts to coordinate and agree, prior to the issuance or release thereof, upon any public release or announcement regarding the Transactions to be issued by the parties, and, except to the extent required by Law, no such public release or announcement shall be issued or released by either party without the prior written consent of the other party.

                  Section 13.14. Trustees. All actions under or pursuant to this Agreement by the Trustees are in their respective capacities as trustees under the Trusts and not as individuals.

                  Section 13.15. Waiver of Conflict. Cayman Purchaser, Parent, U.S. Purchaser and the Company waive for itself and on behalf of Wind River and its Subsidiaries any right to disqualify the counsel of the Trusts in connection with any dispute arising under this Agreement or any agreement executed and delivered in connection with this Agreement.

                            [Signature pages follow]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers or trustees as of the day and year first above written.

                            U.N. HOLDINGS (CAYMAN), LTD.

                            By: /s/ Troy W. Thacker
                                ----------------------------------------
                                Name:  Troy W. Thacker
                                Title: Director

                            VIGILANT INTERNATIONAL, LTD.

                            By: /s/ Troy W. Thacker
                                ----------------------------------------
                                Name:  Troy W. Thacker
                                Title: President

                            U.N. HOLDINGS II, INC.

                            By: /s/ Troy W. Thacker
                                ----------------------------------------
                                Name:  Troy W. Thacker
                                Title: Vice President, Treasurer and Secretary

                            U.N. HOLDINGS LLC

                            By: /s/ Troy W. Thacker
                                ----------------------------------------
                                Name:  Troy W. Thacker
                                Title: Vice President, Treasurer and Secretary

                            U.N. HOLDINGS INC.

                            By: /s/ Troy W. Thacker
                                ----------------------------------------
                                Name:  Troy W. Thacker
                                Title: Vice President, Treasurer and Secretary

                            WIND RIVER INVESTMENT CORPORATION

                            By: /s/ Timothy J. Dwyer
                                ----------------------------------------
                                Name:  Timothy J. Dwyer
                                Title: Vice President

          [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTMENT AGREEMENT]

                            RUSSELL C. BALL, III, ANDREW L. BALL,
                            PNC BANK, N.A., TRUSTEES U/W OF
                            RUSSELL C. BALL, SR., AS APPOINTED BY
                            RUSSELL C. BALL, JR. F/B/O RUSSELL C.
                            BALL, III

                            By: /s/ Russell C. Ball, III
                                ----------------------------------------
                                Name:  Russell C. Ball, III
                                Title: Trustee

                            RUSSELL C. BALL, III, ANDREW L. BALL,
                            PNC BANK, N.A., TRUSTEES U/W OF
                            RUSSELL C. BALL, SR., AS APPOINTED BY
                            RUSSELL C. BALL, JR. F/B/O
                            ANDREW L. BALL

                            By: /s/ Russell C. Ball, III
                                ----------------------------------------
                                Name:  Russell C. Ball, III
                                Title: Trustee

                            RUSSELL C. BALL, III, ANDREW L. BALL,
                            PNC BANK, N.A., TRUSTEES U/A/T OF
                            ETHEL M. BALL; DATED 2/9/67, AS
                            APPOINTED BY RUSSELL C. BALL, JR.
                            F/B/O RUSSELL C. BALL, III

                            By: /s/ Russell C. Ball, III
                                ----------------------------------------
                                Name:  Russell C. Ball, III
                                Title: Trustee

                            RUSSELL C. BALL, III, ANDREW L. BALL,
                            PNC BANK, N.A., TRUSTEES U/A/T OF
                            ETHEL M. BALL; DATED 2/9/67, AS
                            APPOINTED BY RUSSELL C. BALL, JR.
                            F/B/O ANDREW L. BALL

                            By: /s/ Russell C. Ball, III
                                ----------------------------------------
                                Name:  Russell C. Ball, III
                                Title: Trustee

          [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTMENT AGREEMENT]

                            RUSSELL C. BALL, III, ANDREW L. BALL,
                            PNC BANK, N.A., TRUSTEES
                            U/A/T OF RUSSELL C. BALL, JR.;
                            DATED 11/9/67

                            By: /s/ Russell C. Ball, III
                                ----------------------------------------
                                Name:  Russell C. Ball, III
                                Title: Trustee

                            RUSSELL C. BALL, III, ANDREW L. BALL,
                            PNC BANK, N.A., TRUSTEES
                            U/A/T OF RUSSELL C. BALL, JR.;
                            DATED 6/9/69

                            By: /s/ Russell C. Ball, III
                                ----------------------------------------
                                Name:  Russell C. Ball, III
                                Title: Trustee

                            RUSSELL C. BALL, III, ANDREW L. BALL,
                            PNC BANK, N.A., TRUSTEES
                            U/A/T OF RUSSELL C. BALL, JR.;
                            DATED 1/29/70

                            By: /s/ Russell C. Ball, III
                                ----------------------------------------
                                Name:  Russell C. Ball, III
                                Title: Trustee

                            RUSSELL C. BALL, III, ANDREW L. BALL,
                            PNC BANK, N.A., TRUSTEES
                            U/A/T OF RUSSELL C. BALL, JR.;
                            DATED 1/24/73

                            By: /s/ Russell C. Ball, III
                                ----------------------------------------
                                Name:  Russell C. Ball, III
                                Title: Trustee

                            RUSSELL C. BALL, III, ANDREW L. BALL,
                            PNC BANK, N.A., TRUSTEES
                            U/A/T OF RUSSELL C. BALL, JR.; DATED
                            12/22/76 F/B/O RUSSELL C. BALL, III

                            By: /s/ Russell C. Ball, III
                                ----------------------------------------
                                Name:  Russell C. Ball, III
                                Title: Trustee

          [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTMENT AGREEMENT]

                            RUSSELL C. BALL, III, ANDREW L.
                            BALL, PNC BANK, N.A., TRUSTEES
                            U/A/T OF RUSSELL C. BALL, JR.; DATED
                            12/22/76 F/B/O ANDREW L. BALL

                            By: /s/ Russell C. Ball, III
                                ----------------------------------------
                                Name:  Russell C. Ball, III
                                Title: Trustee

          [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTMENT AGREEMENT]